Exhibit  10.50

U.S. $40,000,000
RECEIVABLES PURCHASE AGREEMENT
Dated as of May 22, 1997

Among

WMECO RECEIVABLES CORPORATION,

as the Seller

and

WESTERN MASSACHUSETTS ELECTRIC COMPANY

as initial Servicer

and

MONTE ROSA CAPITAL CORPORATION

as the Purchaser

and

UNION BANK OF SWITZERLAND, NEW YORK BRANCH

as the Agent


TABLE OF CONTENTS

Section

ARTICLE I
DEFINITIONS

1.01.     Certain Defined Terms
1.02.     Other Terms
1.03.     Computation of Time Periods

ARTICLE II
THE RECEIVABLES FACILITY

2.01.     Purchases and Maintenance of Percentage Interests
2.02.     Termination or Reduction of the Purchase Limit
2.03.     Percentage Interests
2.04.     Selection of Purchase Periods
2.05.     Non-Liquidation Settlement Procedures
2.06.     Liquidity Shortfall Event; Partial Liquidations
2.07.     Liquidation Settlement Procedures
2.08.     Deemed Collections of Receivables
2.09.     Payments and Computations, Etc.
2.10.     Fees
2.11.     Breakage Fee and Indemnity
2.12.     Sharing of Payments, Etc.
2.13.     Eurodollar Rate Protection; Illegality
2.14.     Increased Costs; Capital Adequacy
2.15.     Taxes
2.16.     Security Interest

ARTICLE III
CONDITIONS OF PURCHASES

3.01.     Conditions Precedent to Initial Purchase
3.02.     Conditions Precedent to All Purchases and Reinvestments

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

4.01.     Representations and Warranties of the Seller
4.02.     Representations and Warranties of the Servicer


ARTICLE V
GENERAL COVENANTS OF THE SELLER, WMECO AND THE SERVICER

5.01.     General Seller Covenants
5.02.     Servicer Covenants
5.03.     Separate Corporate Existence of the Seller

ARTICLE VI
ADMINISTRATION, COLLECTION AND MONITORING OF RECEIVABLES

6.01.     Appointment and Designation of the Servicer
6.02. Collection of Receivables by the Servicer; Extensions and Amendments of Receivables
6.03.     Distribution and Application of Collections
6.04.     Segregation of Collections
6.05.     Other Rights of the Agent
6.06.     Records; Maintenance of General Trial Balance; Audits
6.07.     Receivables Reporting
6.08      Collections
6.09.     UCC Matters; Protection and Perfection of Percentage Interests
6.10.     Obligations of the Seller with Respect to Receivables

ARTICLE VII
EVENTS OF TERMINATION

7.01.     Events of Termination

ARTICLE VIII
THE AGENT

8.01.     Authorization and Action
8.02.     UCC Filings
8.03.     Agent's Reliance, Etc.
8.04.     Agent and Affiliates
8.05.     Purchase Decision
8.06.     Indemnification
8.07.     Successor Agent

ARTICLE IX
INDEMNIFICATION

9.01.     Indemnities by the Seller
9.02      Indemnities by WMECO

ARTICLE X
MISCELLANEOUS

10.01.    Amendments and Waivers
10.02.    Notices, Etc.
10.03.    No Waiver; Remedies
10.04.    Binding Effect; Assignability
10.05.    Term of this Agreement
10.06.    GOVERNING LAW; SUBMISSION TO JURISDICTION
10.07.    Costs, Expenses and Taxes
10.08.    No Proceedings
10.09.    Execution in Counterparts; Severability; Integration
10.10.    WAIVER OF TRIAL BY JURY
10.11.    Section Headings
10.12.    Confidentiality


LIST OF SCHEDULES AND EXHIBITS


SCHEDULES

SCHEDULE I     Condition Precedent Documents

SCHEDULE II    Intentionally Omitted

SCHEDULE III   Tradenames, Fictitious Names and "Doing Business As" Names

SCHEDULE IV Location of the Seller's Chief Executive Office, Principal Place of Business and Books and Records

EXHIBITS

EXHIBIT A      Form of Assignment and Acceptance

EXHIBIT B      Methodology re: Unbilled Receivables

EXHIBIT C-1    Form of Bank Notice for Lock-Box Bank

EXHIBIT C-2    Form of Bank Notice for bank at which the Collection Account is maintained

EXHIBIT D      Form of Investor Report

EXHIBIT E-1    Forms of Opinions of Internal Counsel for WMECO

EXHIBIT E-2    Form of Opinion of Outside Counsel for WMECO

EXHIBIT E-3    Form of Opinion of Outside Counsel for the Seller

EXHIBIT F      Form of Officer's Certificate


THIS RECEIVABLES PURCHASE AGREEMENT (the "Agreement") is made as of May 22, 1997, among:

(1)  WMECO RECEIVABLES CORPORATION, a Connecticut corporation (the "Seller");

(2) WESTERN MASSACHUSETTS ELECTRIC COMPANY, a Massachusetts corporation, as initial Servicer hereunder ("WMECO");

(3)  MONTE ROSA CAPITAL CORPORATION, a Delaware corporation (the
"Purchaser"); and

(4)  UNION BANK OF SWITZERLAND, NEW YORK BRANCH ("UBS"), as agent (the
"Agent").

IT IS AGREED as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01. Certain Defined Terms. (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.01.

(b) As used in this Agreement and its Exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

"Active Receivable" means a Receivable which is not an Inactive Receivable.

"Adverse Claim" means a lien, security interest, charge, encumbrance or other right or claim of any Person.

"Affected Party" has the meaning assigned to that term in Section 2.14.

"Affiliate" when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person; provided, however, that neither the Agent, UBS, any of UBS's branches or agencies, the Purchaser nor any subsidiary of the Purchaser, shall be deemed to be an affiliate of the Seller or of WMECO.

"Agent's Account" means a special account (account number USDDAC1 282626) in the name of the Agent maintained at the Agent's main office at New York, New York or such other account as may be designated from time to time by the Agent upon at least five Business Days' prior written notice to the Seller and the Servicer.

"Alternative Rate" means, with respect to any Percentage Interest for any Purchase Period, an interest rate per annum equal to the Eurodollar Rate; provided, however, that the "Alternative Rate" for such Percentage Interest for such Purchase Period shall be the Base Rate in effect from time to time during such Purchase Period if (i) such Purchase Period is a period of 1 to 29 days or (ii) the Purchase Price allocated to such Percentage Interest is less than $1,000,000; and provided, further, that at all times following the occurrence of an Event of Termination, the "Alternative Rate" shall be the sum of (a) the Base Rate in effect from time to time, plus (b) 2.0%.

"Assignment and Acceptance" means an assignment and acceptance entered into by an Owner and an assignee pursuant to Section 10.04, substantially in the form of Exhibit A.

"Bank Notice" means a notice (a) from the Seller or WMECO to any Lock-Box Bank, in substantially the form of Exhibit C-1 or in such other form as is acceptable to the Agent, or (b) from the Purchaser to the bank at which the Collection Account is maintained, in substantially the form of Exhibit C-2 or in such other form as is acceptable to the Agent.

"Base Rate" means, on any date, a fluctuating rate of interest per annum equal to the highest of:

(a)  the Prime Rate;

(b) 0.50% above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Agent on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Agent from three New York certificate of deposit dealers of recognized standing selected by the Agent, in either case, adjusted to the nearest 1/4 of one percent or, if therein is no nearest 1/4 of one percent, to the next higher 1/4 of one percent; and

(c)  the Federal Funds Rate, plus 0.50%.

"Benefit Plan" means any employee benefit plan as defined in Section 3(2) of ERISA in respect of which the Seller or WMECO or any ERISA Affiliate of the Seller or WMECO is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

"Breakage Fee" has the meaning assigned to that term in Section 2.11.

"Business Day" means a day of the year (other than a Saturday or a Sunday) on which (i) banks are required to be open in New York City and (ii) if the term "Business Day" is used in connection with the Eurodollar Rate, dealings in Dollar deposits are carried on in the London interbank Eurodollar market.

"Change in Late Stage Delinquencies" means the amount, computed as of each Cut-Off Date as follows:

(i) determine the sum of (A) the Outstanding Balance of Active Receivables which remain unpaid for more than 120 days past the original billing date plus (B) the Outstanding Balance for Inactive Receivables which remain unpaid for a period up to 30 days past the final billing date (hereinafter referred to as "Late Stage Delinquencies");

(ii) determine the average Late Stage Delinquencies for the twelve most recent months, as calculated in the twelve most recent Investor Reports;

(iii) subtract the amount determined pursuant to clause (ii) from the amount determined pursuant to clause (i), which amount shall be the "Change in Late Stage Delinquencies" for such Cut-Off Date;

provided, that if the amount determined pursuant to clause (iii) is less than zero, the Change in Late Stage Delinquencies for such Cut-Off Date shall equal zero.

"Change of Control" means (a) the failure of WMECO to own directly, beneficially and of record, free and clear of all Adverse Claims, one hundred percent (100%) of the outstanding shares of capital stock of the Seller on a fully diluted basis; or (b) any Person, or two or more Persons acting in concert, shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of 20% or more of the outstanding voting shares of WMECO.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" has the meaning assigned to that term in Section 2.16.

"Collateral Trustee" means that Person acting as "Trustee" under (and as defined in) the Security Agreement.

"Collection Account" means the account number 9369390302 maintained at Fleet Bank N.A. in the name of the Purchaser, or such other account as is designated as the Collection Account pursuant to Section 4.01(j).

"Collection Date" means the date following the Termination Date on which all Percentage Interests have been reduced to zero in accordance with Section 2.03(a) and the Agent and the Owners have received all amounts due to them in connection with this Agreement.

"Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, any collection of such Receivable deemed to have been received pursuant to
Section 2.08 and all payments required to be made by the Seller pursuant to
Section 2.06 or the last sentence of Section 2.08.

"Commercial Paper Note" means any promissory note issued by the Purchaser having an original maturity of 270 days or less (including the date of issuance thereof).

"Concentration Limit" means, for any Reported Group on any Cut-Off Date, 2.0% (or, if an Obligor identified in clause (i) of the definition of "Reported Group" has a long term credit rating of at least AA- by Standard & Poor's and Aa3 by Moody's, the Concentration Limit for such Obligor's Reported Group shall mean 100%) of the Purchase Limit on such Cut-Off Date or such other amount or percentage ("Special Concentration Limit") for any such Reported Group designated by the Agent in a writing delivered to the Seller from time to time.

"Coverage Ratio" means, on any date of determination, the ratio of (x) the sum of (i) the Net Receivables Pool Balance plus (ii) the available funds on deposit in the Collection Account to (y) the sum of the Utilized Amounts for all Percentage Interests, in each case, as of such date.

"CP Disruption Event" means, at any time for any reason whatsoever, the Purchaser shall be unable to raise, or shall be precluded or prohibited from raising, funds through the issuance of Commercial Paper Notes in the United States' commercial paper market at such time.

"CP Rate" means with respect to any Purchase Period for any Percentage Interest, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of Commercial Paper Notes that are allocated, in whole or in part, by the Purchaser (or by the Agent) to fund or maintain such Percentage Interest, all other Percentage Interests held by the Purchaser hereunder and all interests in receivables or other financial assets of "Other Pool Sellers" (as defined below) held by the Purchaser; provided, however, that if any component of such rate is a discount rate, in calculating the "CP Rate" for such Percentage Interest for such Purchase Period, the Purchaser shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, (i) "Other Pool Sellers' means all other sellers which transfer interests (including security interests) in receivables or other financial assets to the Purchaser to the extent that such interests in receivables or other financial assets are aggregated with the Percentage Interests held by the Purchaser hereunder and funded on a pooled basis by the Purchaser, and (ii) the Purchaser's "weighted average cost" shall consist of (x) the actual interest rate paid to purchasers of the Commercial Paper Notes (which rate shall reflect and give effect to the commissions of placement agents and dealers in respect of the Commercial Paper Notes, to the extent such commissions are allocated, in whole or in part, to such Commercial Paper Notes by the Purchaser (or by the Agent)), (y) the costs associated with the issuance of Commercial Paper Notes, and (z) the cost of other borrowings by the Purchaser (other than under any Liquidity Agreement), including to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; and provided, further, that at all times following the occurrence of an Event of Termination, the "CP Rate" for any Percentage Interest shall be the Alternative Rate in effect from time to time.

"Credit and Collection Policy" means those credit and collection policies and practices of WMECO and the Seller relating to Receivables, as delivered to the Agent prior to the date hereof, as modified in compliance with this Agreement.

"Cut-Off Date" means the last day of a calendar month.

"Dealer Fees" means with respect to any Purchase Period for any Percentage Interest, the rate set forth in a fee letter executed among the Seller, the Agent and the Purchaser.

"Debt" of any Person means (i) indebtedness of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations (other than ordinary trade payables) of such Person to pay the deferred purchase price of property or services, (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases,
(v) obligations secured by an Adverse Claim upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations and (vi) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

"Defaulted Receivable" means a Receivable: (i) as to which, with respect to Active Receivables, any payment, or part thereof, remains unpaid for more than 90 days from the billing date for such payment, (ii) as to which, the Obligor thereon shall generally not be able to pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against such Obligor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, or (iii) which, consistent with the Credit and Collection Policy, has been or should be written off as uncollectible on the books of WMECO or the Seller.

"Delinquency Ratio" means the ratio (expressed as a percentage) computed as of each Cut-Off Date by dividing (i) the aggregate Outstanding Balance of all Receivables that became Delinquent Receivables during the month ending on such Cut-Off Date, by (ii) the aggregate Outstanding Balance of all Receivables on such date.

"Delinquent Receivable" means an Active Receivable that is not a Defaulted Receivable and as to which any payment or part thereof remains unpaid for more than 60 days from the original billing date for such payment.

"Designated Obligor" means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon three Business Days' notice from the Agent to the Seller.

"Dilution Factors" means, with respect to the Receivables, any credits, rebates, discounts, allowances, disputes, chargebacks, allowances for early payments and other allowances or adjustments granted in accordance with the usual practices of WMECO and the Seller.

"Dilution Ratio" means the ratio (expressed as a percentage) computed as of each Cut-Off Date by dividing (i) the aggregate reduction as a result of any of the Dilution Factors in the aggregate original principal balance of the Receivables during such month, by (ii) the amount of Collections (other than deemed Collections) received during such month.

"Dilution Reserve Percentage" means, on any day for any Percentage Interest, the greater of (i) 1.00% and (ii) 2.0 times the average Dilution Ratio for the three consecutive months ending on the most recent Cut-Off Date. "Dividend" means any dividend or distribution (in cash, property or obligations) on any shares of any class of the Seller's capital stock or warrants, options or other rights with respect to shares of any class of the Seller's capital stock.

"Dollars" or "$" means lawful money of the United States.

"Eligible Receivable" means, at any time, a Receivable:

(i) the Obligor of which is a Designated Obligor, is a United States resident, and is not an Affiliate of any of the parties hereto;

(ii) which is not a Defaulted Receivable, a Delinquent Receivable, an Inactive Receivable or a Hardship Receivable; and if such Receivable is owed by an Obligor in a Reported Group, the Obligors in such Reported Group are not the Obligors of any Defaulted Receivables or of any Delinquent Receivables in the aggregate amount of 25% or more of the aggregate Outstanding Balance of all Receivables of Obligors in such Reported Group;

 (iii) which (A) is required to be paid in full immediately upon the Obligor's receipt of the original invoice therefor, (B) constitutes the legal, valid and binding obligation of the Obligor of such Receivable, enforceable against such Obligor in accordance with its terms and (C) is not subject to any right of rescission, dispute, offset, counterclaim or defense whatsoever;

(iv) (A) which is an "account" within the meaning of Section 9-106 of the UCC of all applicable jurisdictions, (B) which has been invoiced by WMECO unless such Receivable is an Unbilled Receivable, (C) as to which all action required to be taken in connection therewith by WMECO for the Obligor to become obligated to pay the same has been taken, except that Unbilled Receivables shall not have been invoiced, (D) is denominated and payable only in Dollars in the United States and (E) no portion of which is payable on account of sales, excise or similar taxes;

(v) which arises in the ordinary course of WMECO's business in connection with the sale of electricity and/or related services;

(vi) the sale, assignment or transfer of which by WMECO to the Seller or by the Seller to the Purchaser (including, without limitation, the sale of an undivided percentage interest therein) does not contravene or conflict with any applicable laws, rules or regulations or any contractual or other restriction, limitation or encumbrance or require the consent of any Person;

(vii) which has not been compromised, adjusted or modified (including by extension of time or payment or the granting of any discounts, allowances or credits) for reasons related to the credit of the Obligor of such Receivable;

(viii) which, together with any contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to any contract related thereto, if applicable, is in violation of any such law, rule or regulation in any material respect;

(ix) which (A) satisfies all applicable requirements of the Credit and Collection Policy and (B) complies with such other criteria and requirements as the Agent may from time to time specify to the Seller following thirty days' notice;

(x) as to which the Agent has not notified the Seller that the Agent has determined, in its sole discretion, that such Receivable (or class of Receivables) is not acceptable for purchase hereunder;

(xi) which is neither evidenced by any promissory note, draft, bond, debenture or other instrument nor payable pursuant to any contract which creates a security interest in goods;

(xii) the Obligor of which is located outside of Indiana, Minnesota or New Jersey unless WMECO, the Servicer and the Seller have qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report with such state for the then current year; and

(xiii) which is free and clear from all liens (other than liens expressly permitted by this Agreement) and (except as provided herein) as to which the Seller has good and marketable title.

"ERISA" means, on any day, the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

"ERISA Affiliate" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Seller or WMECO; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Seller or WMECO or (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Seller or WMECO, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

"Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

"Eurodollar Rate" means, with respect to any Percentage Interest for any Purchase Period, the per annum rate of interest determined by the Agent to be equal to the sum of (a) 0.85% and (b) the rate (rounded upward, if necessary, to the nearest whole multiple of 1/16th of one percent per annum) for deposits in Dollars for a period approximating such Purchase Period which appears on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) on the second Business Day before (and for value on) the first day of such Purchase Period, divided by the remainder of one minus the Eurodollar Reserve Percentage (expressed as a decimal) applicable during such Purchase Period.

"Eurodollar Reserve Percentage" means, with respect to any Purchase Period for any Percentage Interest, the reserve percentage (rounded upwards, if necessary, to the nearest 1/16th of one percent per annum) applicable during such Purchase Period (or, if more than one such percentage shall be so applicable during such Purchase Period, the daily average of such percentages for those days in such Purchase Period during which any such percentages shall be in effect) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for banks or other financial institutions subject to such regulations with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Purchase Period.

"Event of Termination" has the meaning assigned to that term in Section 7.01.

"Excess Government Exposure" means, at any time, the excess (if any) of (x) the aggregate Outstanding Balance of Receivables owed by Obligors that are governments or governmental subdivisions or agencies, over (y) 6.0% of the aggregate Purchase Limit at such time.

"Excess Reported Group Exposure" means at any time the amount computed as follows:

(i) for each Reported Group, determine the excess (if any) of (x) the aggregate Outstanding Balance of Eligible Receivables owed by Obligors in such Reported Group as of the most recent Cut-Off Date, over (y) the Concentration Limit for such Reported Group, determined as of such Cut-Off Date, and

(ii) determine the sum of the amounts determined pursuant to clause (i) with respect to all Reported Groups, which sum shall be the "Excess Reported Group Exposure".

"Excluded Representations" means (i) the last sentence of Section 5.1(e) of the Purchase and Sale Agreement and (ii) the last sentence of Section 5.1(f) of the Purchase and Sale Agreement.

"Excluded Taxes" means, with respect to any Person, (i) net income taxes imposed on such Person by the United States, (ii) net income and franchise taxes imposed on such Person by the jurisdiction in which such Person is organized or maintains its booking office for the transactions contemplated hereby, or (iii) net income or franchise taxes imposed on such Person by a political subdivision of the jurisdictions referred to in clause (ii).

"Federal Funds Rate" means, for any period, a fluctuating per annum interest rate for each day during such period equal to the weighted average of the rates quoted on overnight Federal funds transactions with UBS for such day by three Federal funds brokers of recognized standing selected by it.

"GAAP" means, at any particular time, generally accepted accounting principles as in effect at such time in the United States of America, consistently applied.

"General Trial Balance" means the accounts receivable trial balance computer tape, containing (i) a list of Obligors and the invoiced Receivables respectively owed by such Obligors, (ii) the aged Outstanding Balances of each such Obligor's Receivables, determined as of the most recent Cut-Off Date, and (iii) the aggregate balances of Unbilled Receivables owed by Obligors, as allocated to WMECO's residential, commercial or industrial classes and determined as of the most recent Cut-Off Date, in substantially the form delivered by WMECO to the Agent in connection with its September 11, 1996 Receivables Purchase and Sale Agreement.

"Gross Charge-Off Ratio" means, on any day, the ratio (expressed as a percentage) determined by dividing (i) the Outstanding Balance of Receivables which, consistent with the Credit and Collection Policy, were or should have been written off the books of WMECO or the Seller as uncollectible during the month ending on the most recent Cut-Off Date, by (ii) the amount of Collections (other than deemed Collections) received during such month.

"Gross Loss Proxy" means, on any day, the sum of (i) the Outstanding Balance of Receivables which, consistent with the Credit and Collection Policy, were or should have been written off the books of WMECO or the Seller as uncollectible during the month ending on the most recent Cut-Off Date plus
(ii) the Change in Late Stage Delinquencies as of such Cut-Off Date.

"Gross Loss Proxy Ratio" means, on any day, the ratio (expressed as a percentage) determined by dividing (i) the Gross Loss Proxy calculated as of the most recent Cut-Off Date, by (ii) the Outstanding Balance of Receivables billed during the month ending five months prior to such Cut-Off Date.

"Hardship Receivable" means a Receivable with respect to an account which WMECO has classified as "hardship" in accordance with the Credit and Collection Policy.

"Holder" has the meaning assigned thereto in Section 10.12(b).

"Inactive Receivable" means a Receivable owed by an Obligor whose electrical service has been discontinued by WMECO and to which WMECO has rendered a final bill.

"Independent Director" means an individual who (i) is not a stockholder (whether direct, indirect or beneficial), customer or supplier of WMECO or any of its affiliates; (ii) is not a director, officer, employee, affiliate or associate of WMECO or any of its affiliates (other than the Seller and a special purpose, bankruptcy remote subsidiary of The Connecticut Light and Power Company formed (or to be formed) in connection with the securitization of that company's trade receivables); (iii) is not a person related to any person referred to in clauses (i) or (ii); (iv) is not a trustee, conservator or receiver for any affiliates of WMECO; and (v) has (A) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (B) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

"Investor Report" means a report, in substantially the form of Exhibit D, furnished by the Servicer to the Agent for each Owner pursuant to Section 6.07.

"Issuer" means any Person whose principal business consists of issuing commercial paper notes, medium-term promissory notes or other securities (including, without limitation, the Commercial Paper Notes) to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets.

"Liquidation Servicing Fee" means, for any Percentage Interest at any time, an amount equal to the product of (i) the Purchase Price of such Percentage Interest and (ii) the product of (A) the highest percentage per annum of the Servicing Fee set forth in Section 2.10(b) and (B) a fraction, the numerator of which equals 2.0 times the Weighted Average Maturity and the denominator of which equals 360.

"Liquidation Yield" means, for any Percentage Interest on any date, an amount equal to the product of (i) the Purchase Price of such Percentage Interest and (ii) the product of (A) highest Yield Rate applicable to any Percentage Interest (or, if higher, the Base Rate for such Percentage Interest) on such date and (B) a fraction, the numerator of which equals 2.0 times the Weighted Average Maturity and the denominator of which equals 360 (or, if using the Base Rate as the applicable Yield Rate, 365 or (in the case of a leap year)
366).

"Liquidity Agreement" means any credit agreement, loan agreement, stand-by credit agreement or loan agreement, letter of credit facility or other instrument, document or agreement providing for loans, advances or other extensions of credit from certain Liquidity Lenders parties thereto to the Purchaser to either provide liquidity support for the Commercial Paper Notes issued by the Purchaser in connection with this Agreement or to fund the acquisition and/or maintenance by the Purchaser of Percentage Interests.

"Liquidity Facility Termination Date" means any day upon which the commitments of the Liquidity Lenders to make loans, advances or other extensions of credit to the Purchaser under or pursuant to any Liquidity Agreement to which such Liquidity Lenders are parties shall be terminated for any reason (whether at the stated maturity or earlier) or shall otherwise cease to be in full force and effect.

"Liquidity Lender" means any of the financial institutions from time to time parties to, and extending credit commitments to the Purchaser under, any Liquidity Agreement.

"Liquidity Shortfall Event" means the occurrence of any of the following events: (i) any Liquidity Lender defaults on, or is unable for any reason whatsoever to perform in respect of, its commitment under the Liquidity Agreement to which it is a party; or (ii) any Liquidity Lender shall cease to be rated at least A-1+ by Standard & Poor's and P-1 by Moody's, and such downgraded Liquidity Lender has not been replaced or substituted by a Replacement Bank within 30 days after such Liquidity Lender was so downgraded.

"Lock-Box Account" means an account maintained at a Lock-Box Bank for the purpose of receiving Collections in accordance with Section 6.08.

"Lock-Box Bank" means any of the banks or other financial institutions designated by the Agent, following an Event of Termination, to receive payments in respect of Receivables.

"Loss Horizon Ratio" means the ratio (expressed as a percentage) computed as of each Cut-Off Date by dividing (i) the sum of (A) the Outstanding Balance of Receivables billed during the three months ending on such Cut-Off Date plus (B) the product of 0.50 times the Outstanding Balance of Receivables billed during the month ending three months prior to such Cut-Off Date, by
(ii) the Outstanding Balance of Eligible Receivables as of such Cut-Off Date.

"Loss Reserve" means, at any time for any Percentage Interest, an amount equal to

LRP  x    (PP + YR)
          ---------
           1 - LRP

where:

LRP  =    the Loss Reserve Percentage for such Percentage Interest at such time.

PP   =    the Purchase Price of such Percentage Interest at such time.

YR   =    the Yield Reserve for such Percentage Interest at such time.

"Loss Reserve Percentage" means, on any day for any Percentage Interest, the greatest of (i) the product of (A) the Gross Loss Proxy Ratio calculated as of the most recent Cut-Off Date, times (B) the Loss Horizon Ratio as of the most recent Cut-Off Date, (C) times 2.00, (ii) five times the percentage which the Concentration Limit (without giving effect to any Special Concentration Limit) bears to the then aggregate Purchase Price of all Percentage Interests and (iii) 10%.

"Loss-to-Liquidation Ratio" means the ratio (expressed as a percentage) computed as of each Cut-Off Date by dividing (i) the aggregate Outstanding Balance of all Receivables that became Defaulted Receivables during the month ending on such Cut-Off Date, by (ii) the aggregate amount of Collections actually received during such month.

"Material Adverse Effect" means a material adverse effect on (i) the operations of the Seller, WMECO or the Servicer, (ii) the ability of the Seller, WMECO or the Servicer to perform its obligations hereunder or under any other Transaction Document or (iii) the credit quality, enforceability or collectibility of the Receivables.

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Seller, WMECO or any ERISA Affiliate on behalf of its employees.

"Net Receivables Pool Balance" means, at any time, (i) the aggregate Outstanding Balance of all Eligible Receivables at such time, minus (ii) the Excess Reported Group Exposure, minus (iii) the Excess Government Exposure.

"Obligor" means a Person obligated to make payments to WMECO, which obligation arises in connection with WMECO's sale of electricity and/or related services.

"Original Balance" means, for any Receivable, the original principal balance of such Receivable at its creation.

"Outstanding Balance" means for any Receivable at any time, the then outstanding principal balance thereof; provided, that the Outstanding Balance of any Unbilled Receivables shall be calculated in accordance with Exhibit B.

"Owner" means, with respect to each Percentage Interest, upon its purchase, the Purchaser; provided, however, that upon any assignment thereof pursuant to Section 10.04, the assignee shall be the Owner of such Percentage Interest (or portion thereof) so assigned, and the assignor shall cease to be the Owner of such Percentage Interest (or portion thereof) so assigned.

"Parent" means Northeast Utilities, a Massachusetts business trust.

"Payment Center" means a retail outlet or other company that accepts payments from Obligors in respect of Receivables, provided that (i) such outlet or entity has been instructed to deposit such payments on each day to an account of a payment intermediary, and (ii) such payment intermediary shall have agreed to wire such payments on each day to the Collection Account (and to no other account).

"Percentage Interest" means, at any time, an undivided percentage ownership interest at such time in (i) each and every Receivable existing on the date such Percentage Interest shall have been purchased and in each and every Receivable existing or arising after such date but prior to the Termination Date, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect to each such Receivable, (iv) the Seller's rights and remedies under the Purchase and Sale Agreement, and (v) all proceeds of any of the foregoing. Such undivided percentage interest for such Percentage Interest shall be computed by dividing the Utilized Amount of such Percentage Interest at such time by the Net Receivables Pool Balance at such time. Each Percentage Interest shall be determined from time to time pursuant to the provisions of Section 2.03(a).

"Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, bank, financial institution, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.

"Prime Rate" means the per annum rate of interest announced publicly by UBS in New York, New York as its prime rate, such rate to change as and when such announced rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by UBS in connection with extensions of credit to debtors.

"Public Disclosure Documents" means (i) WMECO's Annual Report on Form 10-K for the year ending December 31, 1996, (ii) WMECO's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 and (iii) Parent's reports on Form 8-K dated January 17, 1997, January 20, 1997, February 20, 1997, February 28, 1997, March 19, 1997 and April 11, 1997.

"Purchase and Sale Agreement" means the Purchase and Sale Agreement, dated as of May 22, 1997, among the Seller and WMECO, as the same may be amended, supplemented or modified from time to time with the prior written consent of the Agent.

"Purchase Limit" means at any time $40,000,000, as such amount may be reduced pursuant to Section 2.02 or Section 2.06(a); provided, however, that at all times on and after the Termination Date, the "Purchase Limit" shall mean the aggregate Purchase Price for all Percentage Interests.

"Purchase Period" means, with respect to any Percentage Interest, a period selected by the Agent, after consultation with the Owner(s) of such Percentage Interest; provided, however, that:

(a) with respect to any Percentage Interest the purchase or maintenance of which is funded other than through the issuance of Commercial Paper Notes, the Purchase Period shall be any number of days up to (and including) 29 or one, two or three months; and

(b) with respect to any Percentage Interest the purchase or maintenance of which is funded through the issuance of Commercial Paper Notes, the Purchase Period shall be any number of days up to (and including) 270;

Each Purchase Period in respect of any Percentage Interest shall commence, initially, on the date of purchase by the Purchaser of such Percentage Interest and thereafter on the last day of the immediately preceding Purchase Period. Notwithstanding anything contained herein to the contrary (i) any Purchase Period which would otherwise end on a day which is not a Business Day shall be extended to the immediately succeeding Business Day; provided, however, that if Yield in respect of such Percentage Interest allocated to such Purchase Period is computed by reference to the Eurodollar Rate and such succeeding Business Day is in the next calendar month, then such Purchase Period shall end on the immediately preceding Business Day, (ii) any Purchase Period which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date shall end on the Termination Date, (iii) any Purchase Period as to which Yield accrues at the CP Rate may be terminated at the election of, and upon notice thereof to the Seller and each Owner of the Percentage Interests allocated thereto by, the Agent at any time upon the occurrence and during the continuance of any CP Disruption Event, and (iv) whenever any Purchase Period as to which Yield accrues at the Eurodollar Rate commences on the last Business Day in a month or on a day for which there is no numerical corresponding day in the month in which such Purchase Period ends, such Purchase Period shall end on the last Business Day of the month in which such Purchase Period ends.

"Purchase Price" of any Percentage Interest means the amount paid to the Seller for such Percentage Interest at the time of its acquisition by a Purchaser pursuant to Section 2.01, reduced from time to time by Collections received and distributed to the Owners on account of such Purchase Price pursuant to Sections 2.06 or 2.07 or the last sentence of Section 2.08; provided, however, that such Purchase Price of such Percentage Interest shall not be reduced by any distribution of any portion of Collections if at any time such distribution is rescinded or must be returned for any reason.

"Purchaser" means Monte Rosa Capital Corporation or, upon the assignment of all of its rights, title, interests, obligations and liabilities as the Purchaser hereunder in accordance with Section 10.04 (or, in the case of any subsequent Purchaser, upon the assignment of all of such subsequent Purchaser's rights, title, interests, obligations and liabilities as the Purchaser hereunder in accordance with Section 10.04), such other Issuer to which such assignment was so made; provided, however, that upon any such assignment by any Issuer (including Monte Rosa Capital Corporation) of all of its rights, title, interests, obligations and liabilities as the Purchaser hereunder, such Issuer shall cease to be the Purchaser hereunder.

"Receivable" has the meaning set forth in Appendix A to the Purchase and Sale Agreement.

"Records" means all documents, books, records and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained by the Seller, WMECO or the Servicer with respect to the Receivables and the related Obligors.

"Reinvested Collections" has the meaning assigned to that term in Section
2.05.

"Reinvestment Termination Date" means that Business Day which the Seller designates as the Reinvestment Termination Date by notice to the Agent at least three Business Days prior to such Business Day or, if any of the conditions precedent in Section 3.02 are not satisfied, that Business Day which the Agent designates as the Reinvestment Termination Date by notice to the Seller at least one Business Day prior to such Business Day.

"Related Security" means with respect to any Receivable:

(i) all of the Seller's right, title and interest in the Purchase and Sale Agreement and under each other Transaction Document;

(ii) all security interests or liens and the Seller's interest in the property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to a contract related to such Receivable or otherwise;

(iii) the assignment to the Agent, for the benefit of any Owner, of all UCC financing statements covering any collateral securing payment of such Receivable;

(iv) all guarantees, letters of credit, indemnities, warranties, insurance policies and proceeds and premium refunds thereof and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to a contract related to such Receivable or otherwise;

(v)  all Records; and

(vi)  all proceeds of the foregoing.
"Replacement Bank" has the meaning assigned to that term in Section 2.06(a).

"Reported Group" means, on any Cut-Off Date, the Obligors identified by the following process, as described in the most recent Investor Report:

(i) in the Investor Reports delivered in each July and January of each year, WMECO shall indicate each of the ten Obligors that, as of the preceding April 30 or October 31, as the case may be, were billed for the highest aggregate amounts of Receivables during the twelve month period ending on such date;

(ii) for each Obligor described in clause (i), WMECO shall, to the best of its knowledge and ability in accordance with its practices and procedures in effect on the date hereof, identify those of such Obligor's Affiliates that are also Obligors (determined as of such Cut-Off Date); and

(iii) group each Obligor described in clause (i) with its Affiliates described in clause (ii), each of which groups shall collectively constitute a "Reported Group".

"Required Rating" means at any time BB by Standard & Poor's and Ba2 by Moody's.

"Required Owners" means, at any time, those Owners owning Percentage Interests, the aggregate outstanding Purchase Price of which exceeds 50% of the aggregate outstanding Purchase Price of all Percentage Interests outstanding hereunder.

"Restricted Payments" has the meaning set forth in Section 5.01(j).

"Reuters Screen LIBO Page" means the display page so designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks).

"Scheduled Termination Date" means September 4, 2001.

"Security Agreement" means that certain Collateral Trust and Security Agreement of even date herewith among the Purchaser and the Collateral Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

"Security Deposit" means a deposit of money by an Obligor with (or for the account of) WMECO to secure the payment of the Receivables owed by such Obligor.

"Seller Confidential Information" means information regarding the operations or financial condition of Parent, WMECO, the Seller or their respective subsidiaries (including, without limitation, information regarding the Obligors and the Receivables).

"Servicer" means at any time the Person then authorized pursuant to Article VI to service, administer and collect Receivables.

"Servicer Default" means the Agent, in its reasonable discretion, determines that an event has occurred that would reasonably materially and adversely affect (i) the Servicer's operations, (ii) the Servicer's ability to service the Receivables or (iii) the credit quality, collectibility or enforceability of the Receivables.

"Servicing Fee" means a fee equal to one percent (1.0%) per annum of the average daily amount of the aggregate Outstanding Balance of the Receivables (as determined by the Agent). Such fee shall be allocated among the Percentage Interests on each day proportionately according to the Purchase Price for each Percentage Interest. Such fee shall be payable for the period from the date hereof until the latest of (i) the Termination Date, (ii) the date on which all Percentage Interests are reduced to zero, payable on the last day of each Purchase Period for such Percentage Interest, or (iii) the date on which all Receivables sold or contributed under the Purchase and Sale Agreement have been collected or written off; provided, however, that, upon three Business Days' notice to the Agent, the Servicer (if other than WMECO or an Affiliate of WMECO) may elect to be paid, as such fee, another percentage per annum of the average daily amount of Purchase Price of each Percentage Interest, but in no event in excess of 110% of the costs and expenses referred to in Section 6.03.

"Servicing Fee Reserve" means, with respect to any Percentage Interest at any time, the sum of (i) the Liquidation Servicing Fee for such Percentage Interest at such time, plus (ii) the unpaid Servicing Fee relating to such Percentage Interest accrued to such time.

"Servicing Fee Reserve Percentage" means, on any day for any Percentage Interest, the ratio (expressed as a percentage) computed by dividing (i) the Servicing Fee Reserve related to such Percentage Interest by (ii) the Purchase Price for such Percentage Interest.

"Settlement Date" means, with respect to any Purchase Period for any Percentage Interest, the last day of such Purchase Period.

"Special Concentration Limit" has the meaning assigned to that term in the definition of "Concentration Limit".

"Standard & Poor's" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

"Subject Party" has the meaning assigned thereto in Section 10.12(b).

"Termination Date" means the earliest of (i) the Reinvestment Termination Date, (ii) the date of termination of the Purchase Limit pursuant to Section 2.02, (iii) the date of the declaration or automatic occurrence of the Termination Date pursuant to Section 7.01, (iv) the occurrence of a Liquidity Facility Termination Date, and (v) the Scheduled Termination Date.

"Total Reserve Percentage" means, on any day for any Percentage Interest, the sum of (i) the Loss Reserve Percentage for such Percentage Interest at such time, (ii) the Dilution Reserve Percentage for such Percentage Interest at such time, (iii) the Yield Reserve Percentage for such Percentage Interest at such time and (iv) the Servicing Fee Reserve Percentage for such Percentage Interest at such time.

"Total Reserves" means, at any time for any Percentage Interest, an amount equal to

TRP  x  (PP + YR)
        ---------
         1 - LRP

where:

TRP  =    the Total Reserve Percentage for such Percentage Interest at such time.

LRP  =    the Loss Reserve Percentage for such Percentage Interest at such time.

PP   =    the Purchase Price of such Percentage Interest at such time.

YR   =    the Yield Reserve for such Percentage Interest at such time.

"Transaction Documents" has the meaning set forth in Appendix A to the Purchase and Sale Agreement.

"Transition Event" means the occurrence of any of the following: (i) an Event of Termination, (ii) the reduction of the Coverage Ratio to below 102%,
(iii) the Termination Date, and (iv) WMECO's senior secured debt shall be rated BB or lower by Standard & Poor's or Ba2 or lower by Moody's.

"UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

"Unbilled Receivable" means a bona fide, enforceable obligation of a customer for the customer's metered use of electricity that will be billed by WMECO or the Servicer during WMECO's next monthly billing cycle for that customer.

"United States" means the United States of America.

"Unmatured Termination Event" means an event which, with the giving of notice or lapse of time or both, will become an Event of Termination.

"Utilized Amount" means, for any Percentage Interest at any time, the sum of
(i) the aggregate Purchase Price of such Percentage Interest at such time and
(ii) the Total Reserves for such Percentage Interest at such time.

"Weighted Average Maturity" means on any day, the number of days equal to (i)
30.0 times (ii) the average of the aggregate Outstanding Balances of Receivables on the two most recent Cut-Off Dates, divided by (iii) Newly Generated Receivables. For purposes of this definition, "Newly Generated Receivables" means, on any day, the amount equal to the sum of (i) the Outstanding Balance of Receivables billed during the month ending on the most recent Cut-Off Date, plus (ii) the difference between (A) the Outstanding Balance of Unbilled Receivables as of the most recent Cut-Off Date minus (B) the Outstanding Balance of Unbilled Receivables as of the second most recent Cut-Off Date.

"WMECO" means Western Massachusetts Electric Company, a Massachusetts corporation, and its permitted successors and assigns.

"WMECO Obligations" has the meaning set forth in Appendix A to the Purchase and Sale Agreement.

"WRC Purchase Price" has the meaning set forth in Appendix A to the Purchase and Sale Agreement.

"Yield" means for each Percentage Interest during any Purchase Period, the product of

YRT x PP x ED
           ---
           DIY

where:

PP   =    the Purchase Price of such Percentage Interest during such Purchase
Period,

ED   =    the actual number of days elapsed during such Purchase Period,

YRT  =    the Yield Rate for such Percentage Interest for such Purchase
Period, and

DIY  =    the number of days in the year for purposes of calculating Yield, which number shall be 360 in all cases other than if the applicable Yield Rate for such Percentage Interest shall be the Base Rate, in which case, such number shall be 365 or, in the case of a leap year, 366, and provided, however, that (i) no provision of this Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law and (ii) Yield for any Percentage Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

"Yield Rate" for any Purchase Period for any Percentage Interest means:

(i) to the extent the purchase or the maintenance of such Percentage Interest is funded other than through the issuance of Commercial Paper Notes, a rate equal to the applicable Alternative Rate for such Purchase Period, and

(ii) to the extent the purchase or maintenance of such Percentage Interest is funded through the issuance of Commercial Paper Notes, a rate equal to the CP Rate, as applicable, for such Purchase Period;

provided, however, that notwithstanding anything contained herein to the contrary, upon the assignment of any Percentage Interest (or any portion thereof) by the Purchaser to any other Owner, the Yield Rate at which such Percentage Interest shall thereafter accrue Yield shall be the Alternative Rate.

"Yield Reserve" means, for any Percentage Interest at any time, the sum of
(i) the Liquidation Yield for such Percentage Interest, and (ii) the aggregate amount of all Yield accrued and to accrue during any applicable Purchase Period (as determined by the Agent in good faith) with respect to such Percentage Interest.

"Yield Reserve Percentage" means, on any day for any percentage Interest, the ratio (expressed as a percentage) computed by dividing (i) the Yield Reserve related to such Percentage Interest by (ii) the Purchase Price for such Percentage Interest.

SECTION 1.02. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.03. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

ARTICLE II
THE RECEIVABLES FACILITY

SECTION 2.01. Purchases and Maintenance of Percentage Interests. (a) On the terms and conditions hereinafter set forth, the Purchaser hereby agrees to purchase Percentage Interests from the Seller from time to time during the period from the date hereof until (but not including) the Termination Date; provided, however, that nothing in this Agreement shall be deemed or construed as a commitment by the Purchaser or any Owner to fund the purchase or maintenance of Percentage Interests through the issuance of Commercial Paper Notes, and it is hereby expressly acknowledged and agreed that such funding is, and shall continue to be, wholly discretionary on the part of the Purchaser and all applicable Owners. Under no circumstances shall the Purchaser make any such purchase if, after giving effect to such purchase, the aggregate Purchase Price of all Percentage Interests hereunder would exceed the Purchase Limit.

(b) Each purchase of a Percentage Interest hereunder shall be made on notice from the Seller to the Agent (who shall notify the Purchaser) given not later than 11:00 A.M. (New York City time) on the second Business Day before the date of such requested purchase. Each such notice of a proposed purchase of a Percentage Interest shall be by telephone, telecopier, telex or cable and shall specify the following with respect to each such Percentage Interest:
(A) the aggregate initial Purchase Price of the Percentage Interest so requested to be purchased, which Purchase Price shall not be less than $1,000,000 and shall be an integral multiple of $100,000; (B) the date of such proposed purchase (which day must be a Business Day); and (C) whether the Alternative Rate or the CP Rate is requested with respect to such Percentage Interest. Any notice of a requested purchase as set forth above shall become effective and shall be binding on the Seller when given by the Seller.

Promptly upon its receipt of such notice from the Agent, the Purchaser shall notify the Agent and the Seller as to whether, in the case of any requested purchase to be funded through the issuance of Commercial Paper, it is willing to make such a purchase.

(c) On the date of such purchase, the Purchaser shall, upon the satisfaction of the applicable conditions set forth in Article III, make available to the Seller in same day funds, at Fleet National Bank, Hartford, Connecticut, ABA 011500010, Account 9370211519, the aggregate Purchase Price of such Percentage Interest. The Purchaser shall allocate such Purchase Price to such Purchase Periods as it shall select in accordance with the terms of this Agreement.

(d) At least two (2) Business Days prior to the last day of each Purchase Period, the Seller shall notify the Agent (who shall then notify the Purchaser) as to the following with respect to the succeeding allocation of the Purchase Price allocated to such Purchase Period then ending, (A) whether the Alternative Rate or the CP Rate is requested with respect to such Purchase Price and (B) if more than one rate is requested, the requested allocation of the Purchase Price as among such rates; provided that the Purchase Price allocated to each rate must be in a minimum amount of $1,000,000 and in integral multiples of $100,000, except for any such Purchase Price allocated to the Base Rate, which Purchase Price may be allocated thereto in any amount. Such notice shall be given by telephone, telecopier, telex or cable. If and to the extent the Purchaser elects to make such Yield Rate(s) available to the Seller (such election to be submitted to the Agent and the Seller, then, upon the expiration of the then current Purchase Period, the Purchaser shall reallocate the Purchase Price previously allocated to such Purchase Period to such other Purchase Periods as the Agent shall select in accordance with the terms hereof, each accruing Yield at the applicable Yield Rate requested in accordance with this Section 2.01(d). Notwithstanding anything contained in this Section 2.01(d) to the contrary, in the event that:

(i) the Seller shall fail to give such notice with respect to any Purchase Period then ending; or

(ii) in any case where the requested Yield Rate is the CP Rate, the Purchaser elects not to make the requested Yield Rate available with respect to the Purchase Price allocated to such Purchase Period then ending (such election to be promptly submitted to the Agent and the Seller), and, in any such case, the Purchaser and Seller shall fail to otherwise agree before the last day of such Purchase Period, then the Yield Rate to be applicable to the Purchase Price allocated to such Purchase Period then ending shall be either the CP Rate or the Alternative Rate, as the relevant Owner of such affected Percentage Interest may elect, and such Purchase Price shall be allocated to such Purchase Periods as shall be selected by the Agent in accordance with the terms hereof, but in any event not to exceed five days.

(e) If at any time after the occurrence and during the continuance of any CP Disruption Event, the Agent elects to terminate any Purchase Period accruing Yield at the CP Rate, the Purchase Price allocated to such terminated Purchase Period shall be allocated to a new Purchase Period to be designated by the Agent (but in no event to exceed 5 days) and shall accrue Yield at the Alternative Rate.

(f) The Purchaser shall notify the Agent and the Seller, promptly after the commencement of any Purchase Period of the amount of the Purchase Price allocated to such Purchase Period, the duration of such Purchase Period, and the Yield Rate applicable to such Purchase Period.

SECTION 2.02. Termination or Reduction of the Purchase Limit. The Seller may, upon at least five Business Days' notice to the Agent, terminate in whole or reduce in part the unused portion of the Purchase Limit; provided, however, that each partial reduction of the Purchase Limit shall be in an aggregate amount equal to $1,000,000 or an integral multiple thereof.

SECTION 2.03. Percentage Interests. (a) Each Percentage Interest shall be initially computed as of the opening of business of the Servicer on the date of its purchase. Thereafter until the Termination Date, such Percentage Interest shall be automatically recomputed as of (i) the opening of business of the Servicer on any day on which the aggregate Purchase Price of all Percentage Interests hereunder is increased and (ii) the close of business of the Servicer on each day. A Percentage Interest shall become zero only when the Purchase Price thereof, all Yield thereon, all fees and other amounts owing to the Owner thereof in connection with this Agreement and all Servicing Fees in respect thereof shall have been paid in full. Each Percentage Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made. From and after the Termination Date, each Percentage Interest shall remain constant until it becomes zero as set forth in the third sentence of this Section 2.03(a).

(b)  The Agent shall maintain books and records in which shall be recorded
(i) the date and amount of each purchase of a Percentage Interest hereunder and the Owners thereof, (ii) the date and amount of and parties to any assignment of rights and obligations hereunder pursuant to Section 10.04,
(iii) the amount of any Yield, fees or other amount due and payable or to become due from the Seller or WMECO to the Agent, any Owner or the Servicer hereunder and (iv) the amount and date of any reduction in the Purchase Price of any Percentage Interest. The entries made in the Agent's books and records as described in this Section 2.03(b) shall be conclusive and binding for all purposes absent manifest error.

SECTION 2.04. Selection of Purchase Periods. Except as expressly provided otherwise in this Agreement, the Agent, after consultation with the Purchaser or the applicable Owner(s), shall designate the duration of all Purchase Periods (subject to the restrictions set forth in the definition of "Purchase Period" set forth in Section 1.01) to which any Purchase Price is to be allocated hereunder and shall allocate Purchase Price accruing Yield on the same basis (i.e., at the Alternative Rate or the CP Rate) to such Purchase Periods in such proportions as the Purchaser or the applicable Owner(s), as the case may be, shall, in their sole discretion, direct. Notwithstanding anything in this Agreement to the contrary, the outstanding Purchase Price of all Percentage Interests shall at all times be allocated to a Purchase Period.

SECTION 2.05. Non-Liquidation Settlement Procedures. On each day prior to the Termination Date, the Servicer shall: out of Collections in respect of each Percentage Interest received on such day, (i) set aside on its books and hold in trust for the Owner of such Percentage Interest an amount equal to the Yield and Servicing Fee accrued through such day for such Percentage Interest and not so previously set aside, (ii) set aside on its books and pay to the Agent and the Owners amounts then due to them hereunder including without limitation Section 10.07 that have not been paid and (iii) subject to
Section 3.02, reinvest the remainder of such Collections (such reinvested portion of Collections being "Reinvested Collections"), for the benefit of such Owner, by recomputation of such Percentage Interest pursuant to Section
2.03 as of the end of such day and the payment of such remainder to the Seller or such other Person as the Seller shall direct; provided that if for any reason any portion of such remaining Collections cannot be so reinvested (including, without limitation, the inability to satisfy the conditions in Section 3.02) or are not to be reinvested pursuant to Section 2.06(b), the Servicer shall set aside such portion on its books and hold such portion in trust for the Owner of such Percentage Interest. The recomputed Percentage Interest shall constitute the percentage ownership interest in the Receivables on such day held by such Owner. On each Settlement Date in respect of each Purchase Period for each Percentage Interest to occur prior to the Termination Date (and, if the Agent shall so request following a Transition Event, on each Business Day during such Purchase Period), the Servicer shall deposit to the Agent's Account the amounts set aside as described in the first sentence of this Section 2.05 other than (unless the Agent shall specify otherwise) amounts set aside for Servicing Fee (which amounts the Servicer shall retain for its own account). It is understood that funds reinvested as provided in clause (iii) of such sentence shall not be so deposited. Upon receipt of such funds by the Agent, the Agent shall distribute them first, to the Owner of such Percentage Interest in full payment of the accrued Yield for such Percentage Interest and any other amounts then due to such Owner hereunder, second, to the Servicer in full payment of the accrued Servicing Fee payable with respect to such Percentage Interest, and third to the partial liquidation of the Owners' Percentage Interests as contemplated by Section 2.06.

SECTION 2.06. Liquidity Shortfall Event; Partial Liquidations. (a) Immediately upon the occurrence of a Liquidity Shortfall Event, the Purchase Limit hereunder shall be automatically reduced by (1) in the case of a Liquidity Shortfall Event of the type described in clause (i) of the definition thereof, the aggregate amount of any such defaulting or downgraded Liquidity Lender's unused commitment under the Liquidity Agreements to which it is a party; provided, however, that with respect to any such Liquidity Shortfall Event of the type described in clause (i) of the definition thereof, if such defaulting Liquidity Lender is replaced by or is substituted with another bank or other financial institution acceptable to the Purchaser (a "Replacement Bank") under the applicable Liquidity Agreement(s) within 30 days after the occurrence of such a Liquidity Shortfall Event, then the Purchase Limit may be reinstated to the extent of such Replacement Bank's unused commitment under such Liquidity Agreement (but not to exceed the original Purchase Limit hereunder); and provided, further, that notwithstanding anything contained in this Agreement to the contrary, the Purchaser shall have no obligation to replace or substitute any such defaulting or downgraded Liquidity Lender with a Replacement Bank under any Liquidity Agreement, or (2) in the case of a Liquidity Shortfall Event of the type described in clause (ii) of the definition thereof, the amount of the liquidity deficiency determined by the Agent to exist as of such date as a result of such Liquidity Shortfall Event. In addition, within 30 days after the occurrence of any such Liquidity Shortfall Event, the Seller, either through the payment of such amount to the Agent for deposit in the Agent's Account or through a partial liquidation in accordance with Section 2.06(b), shall reduce the outstanding Purchase Price of all Percentage Interests (to be determined after the occurrence of such Liquidity Shortfall Event) by such an amount, if any, as may be necessary to reduce the aggregate outstanding Purchase Price of all Percentage Interests to an amount which is equal to or less than the Purchase Limit as so reduced.

(b) The Seller shall be entitled at any time during the term of this Agreement to request a partial liquidation of the Percentage Interests such that the aggregate outstanding Purchase Price of all Percentage Interests shall be reduced to an amount designated by the Seller in such request. Any such partial liquidation shall be conducted by remitting Collections that are not Reinvested Collections to the Agent in accordance with the terms and provisions to be mutually acceptable to the Servicer, the Agent, the Required Owners and the Collateral Trustee.

(c) If on any day the Coverage Ratio is less than 102%, the Seller (either through a payment to the Agent for deposit in the Agent's Account or through a partial liquidation in accordance with Section 2.06(b)), shall make the payment required to be made pursuant to the last sentence of Section 2.08.

SECTION 2.07. Liquidation Settlement Procedures. On the Termination Date and on each day thereafter, the Servicer shall set aside and hold in trust for each Owner of each Percentage Interest, the Collections in respect of such Percentage Interest received on such day. On each Settlement Date in respect of each Purchase Period for each Percentage Interest to occur on or after the Termination Date (and, if both the Termination Date and a Transition Event shall have occurred and the Agent shall so request, on each other Business Day during such Purchase Period), the Servicer shall deposit to the Agent's Account the amounts set aside pursuant to the preceding sentence with respect to such Percentage Interest, together with any remaining amounts set aside pursuant to Section 2.05 prior to the Termination Date, but not to exceed the sum of (a) the accrued Yield for such Percentage Interest, (b) the Purchase Price of such Percentage Interest, (c) the aggregate of all other amounts owed by the Seller to the Owner of such Percentage Interest in connection with this Agreement and (d) the accrued Servicing Fee payable with respect to such Percentage Interest. The Agent shall distribute the funds so received to the Owner of such Percentage Interest first, in full payment of the accrued Yield for such Percentage Interest (including, without limitation, the Breakage Fee, if any for such Percentage Interest then due and payable pursuant to the terms hereof), second, to the extent a Servicer other than WMECO or an Affiliate of WMECO has been designated by the Agent, in payment of the accrued Servicing Fee payable to such Servicer with respect to such Percentage Interest, third, in reduction (to zero) of the Purchase Price of such Percentage Interest, and fourth, in full payment of any other amounts owed by the Seller or the Servicer to such Owner in connection with this Agreement. The Agent shall distribute any remaining funds to the Servicer (if WMECO or an Affiliate of WMECO) in payment of the accrued Servicing Fee payable to such Person with respect to such Percentage Interest. If there shall be insufficient funds on deposit for the Agent to distribute funds in payment in full of the aforementioned amounts, the Agent shall distribute funds, first, in payment of the accrued Yield for such Percentage Interest (but, in the case of the Breakage Fee for such Percentage Interest, only to the extent the Agent shall elect to pay such Breakage Fee from Collections attributable to such Percentage Interest under this Section 2.07 rather than from other funds pursuant to Section 2.11), second, to the extent a Servicer other than WMECO or an Affiliate of WMECO has been designated by the Agent, in payment of the accrued Servicing Fee payable to such Person with respect to such Percentage Interest, third, in reduction of Purchase Price of such Percentage Interest, fourth, in payment of other amounts payable to such Owner, and fifth, to the Servicer (if WMECO or an Affiliate of WMECO), in payment of the accrued Servicing Fee payable to such Person with respect to such Percentage Interest. Following the Collection Date, the Servicer shall pay to the Seller any remaining Collections set aside and held by the Servicer pursuant to the first sentence of this Section 2.07.

SECTION 2.08. Deemed Collections of Receivables. If on any day the Outstanding Balance of any Receivable is either (a) reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed merchandise, any defective, disputed, or rejected services, any discount or any other adjustment made or performed by the Seller or any other Person (including, without limitation, those described in the definition of "Dilution Factors") or (b) reduced or cancelled as a result of a setoff in respect of any claim by the Obligor thereof against the Seller or any other Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction, cancellation or adjustment. If on any day any of the representations or warranties in Section 4.01(f) are no longer true with respect to a Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full. If on any day the representation and warranty in Section 4.01(g) is no longer true the Seller shall immediately pay to the Agent, for the benefit of the Owners, an amount sufficient to make such representation true and accurate.

SECTION 2.09. Payments and Computations, Etc. (a) All amounts to be paid or deposited by the Seller, WMECO or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 A.M. (New York City time) on the day when due in lawful money of the United States in immediately available funds to the Agent's Account. Each of the Seller, WMECO and the Servicer shall, to the extent permitted by law, pay to the Agent interest on all amounts not paid or deposited by it when due hereunder at 2.0% per annum above the Base Rate as then in effect, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by applicable law. Such interest shall be retained by the Agent except to the extent that such failure to make a timely payment or deposit has continued beyond the date for distribution by the Agent of such overdue amount to the Owner of a Percentage Interest, in which case such interest accruing after such date shall be for the account of, and distributed by the Agent to the Owners ratably in accordance with their respective interests in such overdue amount.

All computations of interest and all computations of Yield, Liquidation Yield, and fees hereunder shall be made on the basis of a year of 360 days (other than with respect to any of the foregoing computations made with respect to the Base Rate, which computations shall be made on the basis of a 365 or, in the case of a leap year, 366-day year) for the actual number of days (including the first but excluding the last day) elapsed.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of Yield, interest or any fee payable hereunder, as the case may be; provided, however, that, if such extension would cause payment of Yield on, or Purchase Price of, any Percentage Interest on which Yield accrues at the Eurodollar Rate to be made in the next following month, such payment shall be made on the next preceding Business Day.

(c) If any purchase of a Percentage Interest requested by the Seller and approved by the Purchaser and the Agent pursuant to Section 2.01(b) or any selection of a subsequent Purchase Period and applicable Yield Rate for any Percentage Interest requested by the Seller and approved by the Agent pursuant to Section 2.01(d) is, for any reason whatsoever, not made or effectuated, as the case may be, on the date specified therefor, the Seller shall indemnify the relevant Owner against any loss, cost or expense incurred by such Owner, including, without limitation, any loss (including loss of anticipated profits, net of anticipated profits in the reemployment of such funds in the manner determined by such Owner), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Owner to fund or maintain such Percentage Interest during such Purchase Period.

SECTION 2.10. Fees. (a) The Seller shall pay, or cause WMECO to pay, the Purchaser and the Agent certain fees in the amounts and on the dates set forth in a fee letter executed among the Seller, the Agent and the Purchaser.

(b) In consideration of the purchase by the Owners of Percentage Interests as herein provided, the Seller agrees to pay the Servicing Fee and certain other amounts, including without limitation certain indemnities provided in
Article IX, relating to the cost of servicing the Receivables; provided that such fee shall be payable only from Collections pursuant to, and subject to the priority of payment set forth in, Sections 2.05 and 2.07.

SECTION 2.11. Breakage Fee and Indemnity. (a) In the event there shall occur a reduction of the Purchase Price of any Percentage Interest or the termination of the Purchase Period to which such Purchase Price was allocated, in either case, prior to the date upon which the applicable Purchase Period was originally scheduled to end, whether pursuant to Section 2.04, 2.06, 2.07, 2.08, 7.01 or otherwise, the Seller shall pay to the Agent, for the benefit of the Owner of such Percentage Interest, upon such Owner's demand therefor, a fee (the "Breakage Fee") equal to, in the case of any reduction of the Purchase Price allocated to a Purchase Period or the early termination of any such Purchase Period, the excess, if any, of (1) the Yield that would have accrued during the remainder of such Purchase Period subsequent to the date of such reduction or termination on that portion of the Purchase Price allocated to such Purchase Period which is so reduced or terminated early (such amount being the "Reduction Amount"), had not such reduction or termination occurred, over (2) the sum of (a) to the extent the Reduction Amount is allocated to another Purchase Period or Purchase Periods, the Yield actually accrued on that portion of the Reduction Amount so allocated during the remainder of such Purchase Period(s), and (b) to the extent the Reduction Amount is not allocated to another Purchase Period, the income, if any, actually received by such Owner from investing the portion of the Reduction Amount not so allocated.

(b) In addition to paying the Breakage Fee as aforesaid, the Seller shall indemnify and hold the Owners harmless for all losses, costs, liabilities and expenses which such Owner may incur as a result of the early reduction of the Purchase Price allocated to any Purchase Period or the early termination of any such Purchase Period and in respect of which such Owner is not compensated by the payment of the applicable Breakage Fee in respect thereof.

SECTION 2.12. Sharing of Payments, Etc. If any Owner shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Percentage Interests owned by it (other than pursuant to Section 2.10(a), 2.14, 2.15 or 9.01 and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.05, 2.06 or 2.07) in excess of its ratable share of payments on account of Percentage Interests obtained by all of the Owners, such Owner shall forthwith purchase from the other Owners such participations in the Percentage Interests owned by them as shall be necessary to cause such purchasing Owner to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Owner, such purchase from each Owner shall be rescinded and each such Owner shall repay to the purchasing Owner the purchase price paid by such purchasing Owner for such participation to the extent of such recovery, together with an amount equal to such Owner's ratable share (according to the proportion of (a) the amount of such Owner's required payment to (b) the total amount so recovered from the purchasing Owner) of any interest or other amount paid or payable by the purchasing Owner in respect of the total amount so recovered.

SECTION 2.13.  Eurodollar Rate Protection; Illegality.

(a) If the Agent is unable to obtain on a timely basis the information necessary to determine the Eurodollar Rate for any Percentage Interest for any Purchase Period in respect of which Yield is to accrue at the Eurodollar Rate, then

(i) the Agent shall forthwith notify the Purchaser, the Owners and the Seller that the interest rate cannot be determined for such Percentage Interest for such Purchase Period, and

(ii) while such circumstances exist, the Agent shall not allocate the Purchase Price of any additional Percentage Interest purchased during such period or reallocate the Purchase Price allocated to any Purchase Period ending during such period, to any Purchase Period in respect of which Yield is to accrue at the Eurodollar Rate.

(b) If, with respect to any Percentage Interest which accrues Yield at the Eurodollar Rate, the Purchaser or any of the applicable Owners thereof, as the case may be, notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Percentage Interest or that the Eurodollar Rate applicable to such Percentage Interest for any Purchase Period will not adequately reflect the cost to the Purchaser or such Owner, as the case may be, of funding or maintaining its respective Percentage Interest for such Purchase Period, then the Agent shall forthwith so notify the Seller, whereupon the Agent shall not, while such circumstances exist, allocate the Purchase Price of any additional Percentage Interest purchased during such period or reallocate the Purchase Price allocated to any Purchase Period ending during such period, to any Purchase Period in respect of which Yield is to accrue at the Eurodollar Rate.

(c) Notwithstanding any other provision of this Agreement, if the Purchaser or any Owner shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Purchaser or such Owner, as the case may be, to fund its purchases or maintenance of Percentage Interests at the Eurodollar Rate, then (i) as of the effective date of such notice from the Purchaser or such Owner, as the case may be, to the Agent, the obligation or ability of the Purchaser or such Owner, as the case may be, to fund its purchase or maintenance of Percentage Interests at the Eurodollar Rate shall be suspended until the Purchaser or such Owner, as the case may be, notifies the Agent that the circumstances causing such suspension no longer exist and (ii) the Purchase Price of each Percentage Interest of the Purchaser or such Owner allocated to a Purchase Period which accrues interest at the Eurodollar Rate shall either (a) if the Purchaser or such Owner, as the case may be, may lawfully continue to maintain such Percentage Interest until the last day of the applicable Purchase Period, be reallocated on the last day of such Purchase Period to another Purchase Period in respect of which the Purchase Price allocated thereto accrues Yield at a Yield Rate other than the Eurodollar Rate or (b) if the Purchaser or such Owner, as the case may be, shall determine that it may not lawfully continue to maintain such Percentage Interest until the end of the applicable Purchase Period (at which time it may be reallocated to another Purchase Period in accordance with Section 2.01(d) and this Section 2.13(c)), be deemed to accrue Yield at the Base Rate from the effective date of such notice until the end of such Purchase Period.

SECTION 2.14. Increased Costs; Capital Adequacy. (a) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Reserve Percentage) in or in the interpretation of, any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Agent, any Owner or any Affiliate thereof (each of which shall be an "Affected Party") of agreeing to make, making or funding purchases of and/or reinvestments in Percentage Interests hereunder or maintaining Percentage Interests hereunder, then the Seller shall from time to time, upon demand by such Affected Party, pay to such Affected Party additional amounts sufficient to compensate such Affected Party for any such increased costs.

(b) If either (i) the introduction of, or any change in or in the interpretation of, any law or regulation or (ii) the compliance by any Affected Party with any guideline or request from any central bank or other governmental authority issued after the date of this Agreement (whether or not having the force of law), affects or would affect the amount of capital required or expected to be maintained by such Affected Party, and such Affected Party determines that the amount of such capital is increased by or based upon its obligations hereunder or its purchasing and maintaining Percentage Interests hereunder or, in each case, under similar financial arrangements of this type, then, upon demand by such Affected Party (with a copy of such demand to the Agent), the Seller shall pay to the Agent for the account of such Affected Party, from time to time as specified by such Affected Party, additional amounts sufficient to compensate such Affected Party in the light of such circumstances, to the extent that such Affected Party reasonably determines such increase in capital to be allocable to such Affected Party's obligations hereunder or its purchasing, funding or maintaining Percentage Interests hereunder.

(c) If as a result of any event or circumstance similar to those described in Section 2.14(a) or 2.14(b), any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Affected Party in connection with this Agreement or the funding or maintenance of purchases of Percentage Interests hereunder, then upon demand by such Affected Party (with a copy of such demand to the Agent), the Seller shall pay to such Affected Party such additional amount or amounts as may be necessary to reimburse such Affected Party for any amounts paid by it.

(d) In determining any amount provided for in this Section 2.14, the Affected Party may use any reasonable averaging and attribution methods. Any Affected Party making a claim under this Section 2.14 shall submit to the Seller a certificate as to such additional or increased cost or reduction, which certificate shall be conclusive absent demonstrable error.

SECTION 2.15. Taxes. (a) Any and all payments by the Seller or the Servicer hereunder shall be made, in accordance with Section 2.09, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Purchaser, each Owner and the Agent, Excluded Taxes for such Person (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes". If the Seller or the Servicer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Owner or the Agent, (i) the Seller shall make an additional payment to such Owner or the Agent, as the case may be, in an amount sufficient so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15), such Owner or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Seller or the Servicer, as the case may be, shall make such deductions and (iii) the Seller or the Servicer, as the case may be, shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Seller agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

(c) The Seller will indemnify each Owner and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Owner or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; provided that an Owner or the Agent, as appropriate, making a demand for indemnity payment shall provide the Seller, at its address referred to in Section 10.02, with a certificate from the relevant taxing authority or from a responsible officer of such Owner or the Agent stating or otherwise evidencing that such Owner or the Agent has made payment of such Taxes or Other Taxes and will provide a copy of or extract from documentation, if available, furnished by such taxing authority evidencing assertion or payment of such Taxes or Other Taxes. This indemnification shall be made within ten days from the date such Owner or the Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Seller or the Servicer, as the case may be, will furnish to the Agent, at its address referred to in Section 10.02, appropriate evidence of payment thereof.

(e) The Agent and each Owner that is not created or organized under the laws of the United States or a political subdivision thereof shall, to the extent that it may then do so under applicable laws and regulations, deliver to the Seller (with, in the case of each Owner, a copy to the Agent) (i) within 15 days after the date hereof, or, if later, the date on which such Owner becomes an Owner pursuant to Section 10.04 hereof, two (or such other number as may from time to time be prescribed by applicable laws or regulations) duly completed copies of IRS Form 4224 or Form 1001 (or any successor forms or other certificates or statements which may be required from time to time by the relevant United States taxing authorities or applicable laws or regulations), as appropriate, to permit the Seller to make payments hereunder for the account of the Agent or such Owner, as the case may be, without deduction or withholding of United States federal income or similar taxes and
(ii) upon the obsolescence of, or after the occurrence of any event requiring a change in, any form or certificate previously delivered pursuant to this
Section 2.15(e), copies (in such numbers as may from time to time be prescribed by applicable laws or regulations) of such additional, amended or successor forms, certificates or statements as may be required under applicable laws or regulations to permit the Seller to make payments hereunder for the account of the Agent or such Owner, as the case may be, without deduction or withholding of United States federal income or similar taxes.

(f) For any period with respect to which an Owner or the Agent has failed to provide the Seller with the appropriate form, certificate or statement described in Section 2.15(e) (other than if such failure is due to a change in law occurring after the date of this Agreement), the Agent or such Owner, as the case may be, shall not be entitled to indemnification under Section 2.15(a), 2.15(b) or 2.15(c) with respect to Taxes imposed by the United States.

(g) Within 30 days of the written request of the Seller therefor, the Agent and each Owner, as appropriate, shall execute and deliver to the Seller such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Seller in applying for refunds of taxes remitted hereunder.

(h) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to any Owner in connection with this Agreement or the funding or maintenance of purchases of Percentage Interests hereunder, such Owner is required to compensate a bank or other financial institution in respect of taxes under circumstances similar to those described in this Section 2.15 then, within ten days after demand by such Owner, the Seller shall pay to such Owner such additional amount or amounts as may be necessary to reimburse such Owner for any amounts paid by it.

(i) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this
Section 2.15 shall survive the termination of this Agreement.

SECTION 2.16. Security Interest. The Seller hereby grants to the Purchaser, for its own benefit and for the ratable benefit of the Agent and each of the Owners, a security interest in (i) all of the Seller's interests in the Purchase and Sale Agreement and each other Transaction Document, the Receivables, the Related Security, and the Collections, (ii) the Collection Account and all funds therein and all investments and other items therein or attributable thereto, and (iii) all proceeds of the foregoing (the items described in items (i), (ii) and (iii) being the "Collateral"), to secure payment of all fees and expenses, indemnity obligations and all other obligations owed hereunder to the Agent and/or the Owners by the Seller or the Servicer (whether such obligations are now existing or hereafter arising). It is understood and agreed that this Section 2.16 does not secure or guaranty the obligations of an Obligor to pay any Receivable. The immediately preceding sentence shall not limit the extent to which any other provision of this Agreement creates a claim against the Seller, WMECO or the Servicer in respect of any Receivable (for reasons other than the Obligor's credit problems), or limit the extent to which the Collateral secures such claim.

ARTICLE III
CONDITIONS OF PURCHASES

SECTION 3.01. Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Agent shall have received on or before the date of such purchase the items listed in
Schedule I, each (unless otherwise indicated) dated as of the date of delivery (provided that such date is no later than the date of the initial purchase), in form and substance satisfactory to the Agent and the Purchasers.

SECTION 3.02. Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase) from the Seller by the Purchaser and the right of the Servicer to reinvest in Eligible Receivables on behalf of the Purchaser those Collections allocable to a Percentage Interest pursuant to Section 2.05 shall be subject to the further conditions precedent that: (a) with respect to any such purchase (other than the initial purchase), on or prior to the date of such purchase, the Servicer shall have delivered to the Agent, in form and substance satisfactory to the Agent, a completed Investor Report dated within ten days prior to the date of such purchase and containing such additional information as may be reasonably requested by the Agent; (b) on the date of such purchase or reinvestment the following statements shall be true and the Seller by accepting the amount of such purchase or by receiving the proceeds of such reinvestment shall be deemed to have certified that:

(i)  The representations and warranties contained in Section 4.01 and Section
4.02 are correct on and as of such day as though made on and as of such date, and

(ii) The representations and warranties of WMECO under Section 5.1 of the Purchase and Sale Agreement (other than Excluded Representations) are correct on and as of such date as though made on and as of such date; and

(iii) No event or condition has occurred and is continuing, or would result from such purchase or reinvestment, which would (a) cause the Termination Date to occur or (b) constitute an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both, and

(iv)  WMECO's senior secured debt shall be rated at least the Required
Rating, and

 (v) No law or regulation shall prohibit, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of such purchase or reinvestment by the Purchaser or any applicable Owner in accordance with the provisions hereof, and

(c) the Agent shall have received such other approvals, opinions or documents as the Agent may reasonably request.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

(a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Connecticut and is duly qualified to do business, and is in good standing, in every other jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance by the Seller of this Agreement and all other Transaction Documents to be delivered by it, including the Seller's use of the proceeds of purchases and reinvestments, are within the Seller's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Seller's charter or by-laws, (ii) any law, rule or regulation applicable to the Seller, (iii) any contractual restriction binding on or affecting the Seller or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (other than in favor of the Agent for the benefit of the Owners with respect to the Receivables and the Related Security and Collections associated therewith); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law. This Agreement and each of the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement, any Transaction Document or any other document or instrument to be delivered hereunder, except for (i) such items that have been obtained and are in full force and effect and (ii) the filing of the UCC financing statements described in Schedule I.

(d) This Agreement and each other Transaction Document or instrument delivered by it hereunder constitute the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

(e) No proceeds of any sale of Percentage Interests will be used by it to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(f) Each Receivable, together with any contract related thereto, and the Collateral shall, at all times, be owned by the Seller free and clear of any Adverse Claim except as created by this Agreement, and upon each purchase and reinvestment, the Owner making such purchase or reinvestment, as the case may be, shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the pertinent Percentage Interest in each Receivable then existing or thereafter arising and in the Related Security (other than Security Deposits) and Collections with respect thereto, free and clear of any Adverse Claim except as provided hereunder. No effective financing statement or other instrument similar in effect covering any Receivable, the Related Security, the Collections or the Collateral with respect thereto shall at any time be on file in any recording office except such as may be filed in favor of the Purchaser relating to this Agreement or the Purchase and Sale Agreement.

(g) At all times on or prior to the Termination Date, the Coverage Ratio shall equal or exceed 102%.

(h) No Investor Report, information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Seller or the Servicer to the Agent or any Owner in connection with this Agreement is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Agent or such Owner, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading. Any Receivable described as an Eligible Receivable in any Investor Report or such other information, exhibit, financial statement, document, book, record or report satisfies the requirements of the definition of "Eligible Receivable." WMECO and the Servicer have management information systems that are adequate to generate reliable statistical information with respect to the Receivables, including such information as is required to be delivered pursuant to the terms of this Agreement.

(i) The principal place of business and chief executive office of the Seller and WMECO and the offices where the Seller and WMECO keeps all of the Records are located at the addresses specified in Schedule IV (or at such other locations as to which the notice and other requirements specified in Section
6.09 shall have been satisfied). WMECO has places of business in more than one town in Massachusetts.

(j) All Obligors have been (or, in the case of Obligors with respect to Unbilled Receivables, will be) instructed to make all payments in respect of Receivables to WMECO's post office box in Hartford, Connecticut or to a Payment Center, and such payments are (i) processed by the Servicer in Wethersfield, Connecticut and (ii) deposited to the Collection Account within one Business Day of the Servicer's receipt thereof. The Seller will make commercially reasonable efforts to prevent funds other than Collections from being deposited to the Collection Account.

(k) All Obligors (other than Obligors in respect of Unbilled Receivables) are listed on the General Trial Balance. The methodology for determining the Outstanding Balance of Unbilled Receivables is accurately described in Exhibit B, and such description does not omit any fact necessary to make the statements contained therein not misleading. The Outstanding Balance of Unbilled Receivables shall be calculated in accordance with the methodology described in Exhibit B.

(l) Except as described in Schedule III, neither the Seller nor WMECO has any trade names, fictitious names, assumed names or "doing business as" names other than (with respect to WMECO only) those names with respect to which it has satisfied its obligations under Section 6.09.

(m) The Seller's pro forma balance sheet as of the date of this Agreement, certified by its chief financial officer, chief accounting officer, Treasurer or Assistant Treasurer, copies of which have been furnished to the Purchaser and the Agent, fairly presents the Seller's assets and liabilities at such date.

(n) The terms of the Receivables have not been extended or modified, except as permitted under the Credit and Collection Policy.

(o) The Credit and Collection Policy has not been materially changed in any way which might reasonably lead to a Material Adverse Effect.

(p) No use of any proceeds of any sale of Percentage Interests by the Seller will conflict with or contravene any of Regulations G, T, U and X promulgated by the Board of Governors of the Federal Reserve System.

(q) The Seller has (i) obtained legal and equitable title to the Receivables and Related Security and has the legal right to sell such Receivables and such Related Security free and clear of any Adverse Claims (other than in favor of the Agent either directly or as the assignee of the Seller) and (ii) given reasonably equivalent value to WMECO for such transfer, and no such transfer shall have been made on account of an antecedent debt owed by WMECO to the Seller or shall be voidable under any Section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended (the "Bankruptcy Code").

(r) On the date of the first purchase hereunder (both before and after giving effect to the purchase on such date), each of the Seller and WMECO have assets which are greater than its liabilities, and is able to pay its debts as they become due.

(s) The authorized capital stock of the Seller consists of twenty thousand (20,000) shares of common stock, without par value ("Seller Common Stock"), one hundred shares of which are currently issued and outstanding. All of such outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable and are owned (beneficially and of record) by WMECO.

SECTION 4.02. Representations and Warranties of the Servicer. The Servicer represents and warrants as follows:

(a) The Servicer is a corporation duly incorporated, validly existing and in good standing under the laws of Massachusetts and is duly qualified to do business, and is in good standing, in every other jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance by the Servicer of this Agreement and all other documents to be delivered by it hereunder are within the Servicer's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Servicer's charter or by-laws,
(ii) any law, rule or regulation applicable to the Servicer, (iii) any contractual restriction binding on or affecting the Servicer or its property or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting the Servicer or its property, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties. The Agreement has been duly executed and delivered by the Servicer.

(c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Servicer of this Agreement or any other document or instrument to be delivered hereunder.

(d) This Agreement and each other document or instrument delivered by it hereunder constitutes the legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms.

(e) No Investor Report (if prepared by the Servicer, or to the extent that information contained therein is supplied by the Servicer), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by the Servicer to the Agent or any Owner in connection with this Agreement is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the Agent or such Owner, as the case may be, at such time) as of the date so furnished, and no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(f) All Obligors (other than Obligors in respect of Unbilled Receivables) are listed on the General Trial Balance. The methodology for determining the Outstanding Balance of Unbilled Receivables is accurately described in Exhibit B, and such description does not omit any fact necessary to make the statements contained therein not misleading. The Outstanding Balance of Unbilled Receivables shall be calculated in accordance with the methodology described in Exhibit B.

(g) The terms of the Receivables have not been extended or modified, except as permitted under the Credit and Collection Policy.

(h) The Credit and Collection Policy has not been materially changed in any way which might reasonably lead to a Material Adverse Effect.

(i) The Servicer has management information systems that are adequate to generate reliable statistical information with respect to the Receivables, including such information as is required to be delivered pursuant to the terms of this Agreement.

(j) Each Receivable, together with any contract related thereto, and the Collateral shall, at all times, be owned by the Seller free and clear of any Adverse Claim except as created by this Agreement, and upon each purchase and reinvestment, the Owner making such purchase or reinvestment, as the case may be, shall acquire a valid and perfected first priority undivided percentage interest to the extent of the pertinent Percentage Interest in each Receivable then existing or thereafter arising and in the Related Security (other than Security Deposits) and Collections with respect thereto, free and clear of any Adverse Claim except as provided hereunder. No effective financing statement or other instrument similar in effect covering any Receivable, the Related Security, the Collections or the Collateral with respect thereto shall at any time be on file in any recording office except such as may be filed in favor of the Seller or the Purchaser relating to this Agreement or the Purchase and Sale Agreement.

ARTICLE V
GENERAL COVENANTS OF THE SELLER, WMECO AND THE SERVICER

SECTION 5.01.  General Seller Covenants.  The Seller covenants as follows:

(a) Compliance with Laws; Preservation of Corporate Existence. The Seller will comply in all material respects with all applicable laws, and all governmental rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, in each case to the extent that the failure to do so could reasonably be expected to cause a Material Adverse Effect.

(b) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable, the related contract (if any), any Collections, any Related Security or the Collateral, or upon or with respect to any other account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

(c) General Reporting Requirements. The Seller will provide (or cause the Servicer to provide) to the Agent (in sufficient copies for each Owner) the following:

(i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Seller, the balance sheet and income statement of the Seller in reasonable detail and duly certified (subject to year-end adjustments) by the chief financial officer, chief accounting officer, Treasurer or Assistant Treasurer of the Seller as having been prepared in accordance with GAAP and on a basis consistent with the financial statements referred to in Section 6.1(d) of the Purchase and Sale Agreement;

(ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Seller, the balance sheet and income statement of the Seller, in reasonable detail and duly certified by the chief financial officer, chief accounting officer, Treasurer or Assistant Treasurer of WMECO and the Seller as having been prepared in accordance with GAAP and on a basis consistent with the financial statements referred to in Section 6.1(d) of the Purchase and Sale Agreement;

(iii) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Article IV of ERISA which the Seller files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Seller receives from such Corporation;
(iv) as soon as possible and in any event within two days after the occurrence of each Event of Termination or Unmatured Termination Event, a statement of the chief financial officer, chief accounting officer, Treasurer or any Assistant Treasurer of the Seller setting forth details of such Event of Termination or Unmatured Termination Event, and the action which the Seller has taken and proposes to take with respect thereto; provided, that in the case of an event described in Section 7.01(g), such statement shall be provided to the Agent immediately;

(v) promptly following the Agent's request therefor, such other information respecting the Receivables or the conditions or operations, financial or otherwise, of the Parent, the Seller, WMECO, the Servicer or any of their subsidiaries as the Agent may from time to time reasonably request in writing in order to protect the interests of the Agent or any Owner in connection with this Agreement; and

(vi) together with the quarterly and annual financial statements of the Seller to be delivered pursuant to the immediately preceding clauses (i) and
(ii) respectively, a certificate from the Seller's chief financial officer, chief accounting officer, Treasurer or any Assistant Treasurer, in the case of the quarterly financial statements, and independent certified public accountants, in the case of the annual financial statements, stating, in each case, (a) that such Person is familiar with the terms of the Transaction Documents and that in examining such financial statements, such Person did not become aware of any fact or condition which would constitute an Event of Termination, except for those, if any, described in reasonable detail or Unmatured Termination Event in such certificate and (b) that, as of the date of such financial statements, the representations and warranties of the Seller set forth in Section 4.01(g) are true and correct.

(d) Merger, Etc. (i) The Seller will not merge or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person.

(ii) The Seller will not make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for advances to WMECO permitted by Section 5.01(j).

(iii) The Seller will not create any direct or indirect subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.

(e) ERISA Matters. The Seller will not (i) engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the United States Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Seller may be required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto;
(iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability of the Seller under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Seller, in the aggregate, involve a payment of money or an incurrence of liability by the Seller under Title IV of ERISA in an amount in excess of $5,000,000.

(f) Marking of Records. At its expense, the Seller will mark (or cause the Servicer to mark) its master data processing records relating to the Receivables so that reports generated from such records include the following legend:

THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO WMECO RECEIVABLES CORPORATION PURSUANT TO A PURCHASE AND SALE AGREEMENT, DATED AS OF MAY 22, 1997, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BETWEEN WESTERN MASSACHUSETTS ELECTRIC COMPANY AND WMECO RECEIVABLES CORPORATION; AND UNDIVIDED, FRACTIONAL OWNERSHIP INTERESTS IN THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD BY WMECO RECEIVABLES CORPORATION TO MONTE ROSA CAPITAL CORPORATION PURSUANT TO A RECEIVABLES PURCHASE AGREEMENT, DATED AS OF MAY 22, 1997, AS AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AMONG WMECO RECEIVABLES CORPORATION, WESTERN MASSACHUSETTS ELECTRIC COMPANY, MONTE ROSA CAPITAL CORPORATION AND UNION BANK OF SWITZERLAND, NEW YORK BRANCH, AS THE AGENT.

(g) The Seller will cause the representation in Section 4.01(j) to be true at all times.

(h) Change in Transaction Documents. The Seller shall not amend, modify, waive or terminate, or suffer to exist any matured or unmatured default under, any terms or conditions of any of the Transaction Documents to which it is a party without the consent of the Agent.

(i) Performance and Enforcement of Transaction Documents. The Seller shall timely perform the obligations required to be performed by it under each of the Transaction Documents. The Seller shall not (i) exercise any of its rights under the Purchase and Sale Agreement in a manner that could prejudice the rights or interests of the Agent or the Owners in any way, (ii) exercise any of its rights or remedies under the Purchase and Sale Agreement during the continuance of an Event of Termination or Unmatured Termination Event, or
(iii) initiate any action against WMECO in connection with the Purchase and Sale Agreement, unless in each case the Agent shall have given its prior written consent. If instructed by the Agent, the Seller shall exercise any right or remedy available to it, or initiate any action thereunder, pursuant to the Purchase and Sale Agreement or under applicable law.

(j) Restricted Payments. (i) Except in accordance with this Section 5.01(k), the Seller shall not (A) purchase or redeem any shares of its capital stock, (B) declare or pay any Dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated indebtedness of the Seller, (D) lend or advance any funds or (E) pay the deferred WRC Purchase Price or repay any other loans or advances to, for or from WMECO or any of its Affiliates (other than the Seller). Actions of the type described in this clause (i) are herein collectively called "Restricted Payments".

(ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only to WMECO and only in one or more of the following ways:

(A) the Seller may make cash payments or deemed payments (including prepayments) on the WRC Purchase Price in accordance with the terms of the Purchase and Sale Agreement; and

(B) if no amounts are then outstanding with respect to the WRC Purchase Price or in regards to any fees, including Servicing Fees, the Seller may (1) declare and pay Dividends and (2) permit to be outstanding WMECO's obligations to return funds under Section 3.1 of the Purchase and Sale Agreement.

(iii) the Seller shall not pay, make or declare any Restricted Payment (including any Dividend) if, after giving effect thereto, (x) any Event of Termination or Unmatured Termination Event shall have occurred and be continuing, (y) the Termination Date has occurred, or (z) the Coverage Ratio shall be less than 102%.

(k) Priority of Payments. The Seller shall apply Collections in respect of the Receivables which are payable to the Seller pursuant to Section 2.05 and
2.07 to make payments in the following order of priority: first, the payment of its expenses (including, without limitation, amounts payable to the Owners and the Agent hereunder), second, to the extent permitted pursuant to subsection (k) above, the payment of the outstanding WRC Purchase Price, and fourth, other legal and valid corporate purposes.

(l) Restrictions on Transaction Documents. The Seller shall not enter into, execute and deliver, or otherwise become bound by, any agreement, instrument, document or other arrangement that restricts the right of the Seller to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

(m) Debt. The Seller shall not (i) create, incur or permit to exist, any Debt of the Seller or (ii) cause or permit to be issued for its account any letters of credit or bankers' acceptances, except in each case for Debt and other liabilities incurred pursuant to the Transaction Documents.

(n) Segregation. The Seller shall use commercially reasonable efforts to prevent the deposit into the Collection Account of any funds other than Collections.

SECTION 5.02.  Servicer Covenants.  The Servicer covenants as follows:

(a) Compliance with Laws; Preservation of Corporate Existence. The Servicer will comply in all material respects with all applicable laws, and all governmental rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges, in each case to the extent that the failure to do so could reasonably be expected to cause a Material Adverse Effect.

(b) Merger, etc. The Servicer will not merge or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person (any such transaction, acquisition or other action hereinafter referred to as a "Reorganization"), except that the Servicer may enter into a Reorganization if the following conditions are satisfied:

(i) the survivor (such term referring to the survivor of a merger or consolidation as well as the acquirer of assets, capital stock or other ownership interests) of such Reorganization is organized under the laws of, and is resident in, the United States or one of the states therein;

(ii) the senior secured debt of such survivor shall be rated at least BBB-by Standard & Poor's and Baa3 by Moody's;

(iii) if the Servicer is not the survivor of the Reorganization, such survivor shall have assumed all of the obligations of the Servicer under or in connection with this Agreement pursuant to an agreement in form and substance satisfactory to the Agent;

(iv) if the Servicer is not the survivor of the Reorganization, the Agent shall have received opinions of counsel satisfactory to the Agent with respect to the matters described in the forms of opinion attached hereto as Exhibits E-1 and E-2, mutatis mutandis, and any modifications or additions to Uniform Commercial Code filings or other security arrangements requested by the Agent shall have been completed; and

(v) each of Standard & Poor's and Moody's shall have confirmed that such merger or consolidation will not cause the ratings of the Purchaser's commercial paper notes to be reduced or withdrawn.

(c) Marking of Records. At its expense, the Servicer will mark its master data processing records relating to the Receivables so that reports generated from such records include the legend described in Section 5.01(f).

(d) Restrictions on Transaction Documents. The Servicer shall not enter into, execute and deliver, or otherwise become bound by, any agreement, instrument, document or other arrangement that restricts the right of the Servicer to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

(e) Segregation. The Servicer shall use commercially reasonable efforts to prevent the deposit into the Collection Account of any funds other than Collections. If the Servicer receives notice that funds other than Collections have been deposited in the Collection Account at a time when a WMECO Obligation is in default, as provided in Section 7.2(b) of the Purchase and Sale Agreement the Servicer shall deliver such amount to the Agent to pay such WMECO Obligation and to otherwise secure payment of the WMECO Obligations. The Agent shall hold such amount until all WMECO Obligations (whether fixed or contingent) are paid in full. If the Servicer receives such notice at a time when no WMECO Obligation is in default, the Servicer shall promptly remit such amount to WMECO.

(f)  Payment Instructions.  The Servicer will cause the representation in
Section 4.01(j) to be correct at all times, except that the location of the post office box and/or processing described in such Section, and the identity of the Collection Account, may be changed with the consent of the Agent, upon 30 days' prior written notice to the Agent, if (i) the requirements of
Section 6.09 are satisfied, (ii) the Collection Account continues to be a single-purpose account for the deposit of Collections, (iii) the Collection Account continues to be in the name of the Purchaser, and under the exclusive ownership and control of the Purchaser, and (iv) the bank at which the Collection Account is maintained shall have received, executed and returned a Bank Notice.

SECTION 5.03. Separate Corporate Existence of the Seller. WMECO and the Seller hereby acknowledge that the Owners and the Agent are entering into the transactions contemplated by this Agreement in reliance upon the Seller's identity as a legal entity separate from WMECO. Therefore, from and after the date hereof, the Seller and WMECO shall take all reasonable steps to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of WMECO and any other Person, and is not a division of WMECO or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in Section 5.01(a), the Seller and WMECO shall take such actions and WMECO shall cause the Seller to take such actions, as shall be required in order that:

(a) The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to acquiring Receivables from WMECO, entering into agreements for the servicing of such Receivables, selling undivided percentage interests in Receivables hereunder, and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

(b) Not less than two members of the Seller's Board of Directors shall be Independent Directors. The Seller's Board of Directors shall not approve, or take any other action to cause, the commencement of a voluntary case or other proceeding with respect to the Seller under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for the Seller unless, in each case, all of the Independent Directors shall approve the taking of such action in writing prior to the taking of such action. The Independent Directors' fiduciary duty shall be to the Seller (and its creditors) and, to the extent permitted by applicable law, not to the Seller's shareholders in respect of any decision of the type described in the preceding sentence. In the event an Independent Director resigns or otherwise ceases to be a director of the Seller, there shall be selected a replacement Independent Director, and no act of the Seller requiring the unanimous consent of its Board of Directors shall be taken until a replacement Independent Director shall have been so selected and elected.
The Seller's certificate of incorporation shall reflect the requirements of this Section 5.03(b);

(c) No Independent Director shall at any time serve as a trustee in bankruptcy for WMECO or any of its Affiliates (other than the Seller);

(d) All employees, consultants and agents of the Seller will be compensated from the Seller's own bank accounts for services provided to the Seller except as provided herein in respect of fees payable to the Servicer. The Seller will engage no agents other than a Servicer for the Receivables, which Servicer will be fully compensated for its services to the Seller by payment of the fees payable to the Servicer hereunder;

(e) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service its Receivables. The Seller will pay the Servicer the Servicing Fee provided for herein. The Seller will not incur any material indirect or overhead expenses for items shared between the Seller and WMECO or any of its Affiliates (other than the Seller) which are not reflected in the fees payable to the Servicer hereunder. To the extent, if any, that the Seller and WMECO or any of its Affiliates (other than the Seller) share items of expenses not reflected in the fees payable to the Servicer hereunder, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that WMECO shall pay all expenses relating to the preparation, negotiation, execution and delivery of this Agreement and each other Transaction Document, including, without limitation, legal, commitment, agency and other fees;

(f) The Seller's operating expenses will be paid by the Seller from its own assets and not by WMECO or any of its Affiliates (other than the Seller);

(g)  The Seller will have its own stationery and telephone number;

(h) The Seller's books and records will be maintained separately from those of WMECO and each of its Affiliates (other than the Seller);

(i) The Seller will have its own financial statements prepared and any financial statement of WMECO or any of its Affiliates (other than the Seller) which is consolidated to include the Seller will contain detailed notes clearly indicating that (A) the Seller has acquired the Receivables from WMECO, and (B) the Seller is a separate corporate entity with creditors who have purchased and otherwise received ownership and security interests in the Seller's assets;

(j) The Seller's assets and liabilities will be maintained in a manner that facilitates their identification and segregation from those of WMECO or any of its Affiliates (other than the Seller);

(k) The Seller will strictly observe corporate formalities in its dealings with WMECO and each of its Affiliates, and funds or other assets of the Seller will not be commingled with those of WMECO or any of its Affiliates (other than the Seller). The Seller shall not maintain joint bank accounts or other depository accounts to which WMECO or any of its Affiliates (other than the Seller) has independent access (other than WMECO in its capacity as Servicer). None of the Seller's funds will at any time be pooled with any funds of WMECO or any of its Affiliates (other than the Seller);

(l) The Seller will maintain arm's length relationships with WMECO and each of its Affiliates (other than the Seller). If WMECO or any of its Affiliates (other than the Seller) renders or otherwise furnishes services to the Seller, such Person will be compensated by the Seller at market rates for such services. Neither the Seller, on the one hand, nor WMECO or any of its Affiliates (other than the Seller), on the other hand, will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other; and

(m) The Seller and WMECO will each hold themselves out to the public as separate entities and conduct business solely in its own name.

ARTICLE VI
ADMINISTRATION, COLLECTION AND MONITORING OF RECEIVABLES

SECTION 6.01. Appointment and Designation of the Servicer. The Seller, the Purchaser, the Owners and the Agent hereby appoint the Person (the "Servicer") designated by the Agent from time to time pursuant to this
Section 6.01, as their agent to service, administer and collect the Receivables and otherwise to enforce their respective rights and interests in and under the Receivables, the Related Security and any contracts between the Seller and an Obligor. The Servicer's authorization under this Agreement shall terminate on the Collection Date. Until the Agent gives notice to the Seller of a designation of a new Servicer, WMECO is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Agent may, upon the occurrence of a Servicer Default or other Event of Termination, designate as Servicer any Person to succeed WMECO any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Seller agrees that any Servicer may take any and all steps in the Seller's name and on behalf of the Seller necessary or desirable, in the determination of the Servicer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing such Receivables and any related contracts. The Seller will, upon the request of the Agent, execute such powers of attorney and other instruments as may be necessary to facilitate the foregoing. The Servicer may, with the prior consent of the Agent (which consent is hereby given with respect to Northeast Utilities Service Company), subcontract with any other Person for servicing, administering or collecting the Receivables, provided that the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof. Notwithstanding anything to the contrary contained in this Agreement, the Servicer, if not WMECO or an Affiliate of WMECO, shall have no obligation to collect, enforce or take any other action described in this
Article VI with respect to any receivable or other indebtedness owing to the Seller that is not a Receivable other than to deliver to the Seller the collections and documents with respect to any such receivable or other indebtedness as described in Sections 6.03 and 6.06(b).

SECTION 6.02. Collection of Receivables by the Servicer; Extensions and Amendments of Receivables. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy; provided, however, that, notwithstanding anything to the contrary contained herein, (a) the Agent shall have the absolute and unlimited right (subject to applicable requirements of law) to direct the Servicer (whether the Servicer is WMECO or otherwise) to commence or settle any legal action, to enforce collection of any Receivable or to foreclose upon or repossess any Related Security and (b) the Servicer shall not make the Agent or any Owner a party to any litigation without the express written consent of the Agent or such Owner, as the case may be. Provided that the Termination Date shall not have occurred, the Servicer may, in accordance with the Credit and Collection Policy, (a) extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof, provided, that no such extension or adjustment shall affect the characterization of such Receivable as being a Defaulted Receivable, and (b) adjust the Outstanding Balance of any Receivable to reflect the reductions or cancellations described in the first sentence of Section 2.08. Except as otherwise permitted pursuant to the preceding sentence, the Servicer will not extend, amend or otherwise modify the terms of any Receivable, or, if there exists a contract related to any Receivable, amend, modify or waive any term or condition of any such contract.

SECTION 6.03. Distribution and Application of Collections. The Servicer shall set aside on its books for the account of the Seller and each Owner their respective allocable shares of the Collections of Receivables in accordance with Sections 2.05, 2.06, 2.07 and 2.08; provided, however, that if required by Section 2.05, 2.06 or 2.07 or otherwise instructed by the Agent following a Transition Event, the Servicer shall segregate such Collections in accordance with Section 6.04. The Servicer shall as soon as practicable following receipt turn over to the Seller the collections of any receivable or other indebtedness owing to the Seller which is not a Receivable, less, in the event the Seller is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering any such receivable or other indebtedness to the extent not covered by the Servicing Fee received by it. Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law or by instruction of the Agent, be applied as a Collection of any Receivable of such Obligor (in the order of the age of such Receivables, starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness (other than a Receivable) of such Obligor.

SECTION 6.04. Segregation of Collections. The Servicer shall not be required (unless required by Section 2.05, 2.06 or 2.07 or otherwise instructed by the Agent following a Transition Event) to segregate the funds constituting the Owners' portion of daily Collections prior to the remittance thereof in accordance with Sections 2.05, 2.06, 2.07 and 2.08. If so instructed by the Agent following a Transition Event, the Servicer shall (a) on the first Business Day following its receipt thereof, segregate and deposit with a bank designated by the Agent (which may be the Agent) each Owner's allocable share of Collections of Receivables received by the Servicer; provided, that on any date before the Termination Date, such segregation shall not apply to Reinvested Collections, and (b) if so requested by the Agent, provide payment instructions to such bank as directed by the Agent.

SECTION 6.05. Other Rights of the Agent. At any time following the occurrence of an Event of Termination or the designation of a Servicer other than WMECO pursuant to Section 6.01:

(a) The Agent may or, at the request of the Agent, the Seller and the Servicer shall (in either case, at the Seller's expense) direct the Obligors of Receivables, or any of them, to pay all amounts payable under any Receivable directly to the Agent or its designee; and

(b) The Seller and the Servicer shall, at the Agent's request and at the Seller's expense, (i) assemble all Records and make the same available to the Agent or its designee at a place selected by the Agent or its designee, and
(ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and, promptly following receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

SECTION 6.06. Records; Maintenance of General Trial Balance; Audits. (a) The Seller and the Servicer will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the identification of each Receivable and all Collections thereof and adjustments thereto). The Seller will (and will cause the Servicer to) mark all master data processing records so that reports generated from such records include the legend described in Section 5.01(f).

(b) The Servicer shall hold all Records in trust for the Seller and each Owner in accordance with their respective interests. Subject to the receipt of contrary instructions from the Agent, WMECO will, upon the designation of a Servicer other than WMECO, deliver (or cause the Servicer to deliver) all Records to such Servicer; provided, however, that the Servicer shall as soon as practicable upon demand deliver to WMECO all records and documents in its possession relating to receivables and other indebtedness owing to the Seller other than Receivables, and copies of all Records in its possession relating to Receivables.

(c) Neither the Servicer nor the Seller will make any change or modification to the form of the General Trial Balance which is adverse to the interests of the Purchaser or the Owners. The Servicer will apply all Collections to the applicable Receivables as provided in Section 6.03 and modify the General Trial Balance to reflect such Collections, in each case, within one Business Day following the earliest date on which such Collections are received by the Servicer or the Seller or (following the occurrence of an Event of Termination and the establishment of Lock-Box Accounts pursuant to Section 6.08) deposited in a Lock-Box Account. The Servicer will post each new invoiced Receivable on the General Trial Balance on the day such Receivable is billed. If at any time the Servicer fails or otherwise ceases to generate the General Trial Balance, the Agent shall have the right to reconstruct the General Trial Balance so that a determination of the Percentage Interests can be made pursuant to Section 2.03. The Seller and the Servicer each agree to cooperate with such reconstruction of the General Trial Balance, including, without limitation, the delivery to the Agent, upon the Agent's request, of copies of all Records. The Seller shall reimburse the Agent for all costs and expenses incurred in connection with such reconstruction of the General Trial Balance.

(d) The Seller, WMECO and the Servicer each will, from time to time during regular business hours as reasonably requested by the Agent, permit the Agent, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Seller, WMECO or the Servicer for the purpose of examining such Records and to discuss matters relating to the Receivables or the Seller's, WMECO's or the Servicer's performance hereunder with any of the officers or employees of the Seller, WMECO or the Servicer, as the case may be, having knowledge of such matters.

SECTION 6.07. Receivables Reporting. Starting with the first month commencing after the date hereof and continuing through (and including) the month in which the Collection Date occurs, the Servicer shall on or before the eighteenth calendar day of each month (or if such eighteenth day is not a Business Day, on the Business Day immediately preceding such eighteenth day), prepare and forward to the Agent for each Owner, an Investor Report relating to all Percentage Interests, as of the close of business of the Servicer on the last day of the immediately preceding month, which report will include (without limitation) (i) the information required to compute each element of the Coverage Ratio and (ii) the aggregate amount billed by WMECO to each Obligor in a Reported Group.

SECTION 6.08 Collections. The Seller will instruct all Obligors to cause all Collections to be paid to the Servicer and if the Seller receives any Collections, the Seller will remit such Collections to the Servicer (including, without limitation, any Collections deemed to have been received pursuant to Section 2.08) within one Business Day following the Seller's receipt thereof. The Seller will not make any change in its instructions to Obligors regarding payments to be made to the Seller or the Servicer, unless the Agent shall have received at least ten Business Days' prior written notice of such change and all actions reasonably requested by the Agent to protect and perfect the interest of the Agent and the Owners in the Collections of the Receivables have been taken and completed. If requested to do so following a Transition Event, the Seller shall instruct the Obligors to cause all Collections to be paid to a Lock-Box Bank for deposit into a Lock-Box Account and deliver a Bank Notice to such Lock-Box Bank. Such notice shall transfer to the Agent exclusive ownership and control of such Lock-Box Account. The Seller hereby agrees to take any further action necessary that the Agent may reasonably request to effect such transfer. Without limiting the foregoing, on or prior to the date of the initial purchase of a Percentage Interest hereunder, (i) the Seller shall cause to be established the Collection Account, in the name of the Purchaser, (ii) the Purchaser shall give a Bank Notice to the bank at which the Collection Account is maintained and (iii) the Seller shall cause such bank to execute such notice and return it to the Purchaser. Such notice shall give the bank standing instructions to remit funds on deposit in the Collection Account to the Servicer, unless the Purchaser, or the Agent on behalf of the Purchaser, instructs otherwise, which instruction may only be delivered upon the occurrence of a Transition Event.

SECTION 6.09. UCC Matters; Protection and Perfection of Percentage Interests. (a) With respect to each Receivable and the Related Security therefor (excluding Security Deposits), the Seller shall (i) acquire such Receivable and Related Security pursuant to and in accordance with the terms of the Purchase and Sale Agreement, (ii) take all action necessary to perfect, protect and more fully evidence the Seller's ownership interest in such Receivables and Related Security, including, without limitation, (A) filing and maintaining effective financing statements (Form UCC-1) or similar forms against WMECO in all necessary or appropriate filing offices, and filing continuation statements, amendments or assignments with respect thereto in such filing offices, and (B) executing or causing to be executed such other instruments or notices as may be necessary or appropriate and
(iii) take all additional action that the Agent reasonably may request in order to perfect, protect and more fully evidence the interest of the parties to this Agreement in such Receivables and Related Security.

(b) The Seller will keep its principal place of business and chief executive office, and the office where it keeps the Records, at the addresses of the Seller specified in Schedule V or, upon 30 days' prior written notice to the Agent, at such other locations within the United States where all actions reasonably requested by the Agent, to protect and perfect the interest of the Agent and the Owners in the Receivables, the Related Security (excluding Security Deposits) relating thereto, the Collections relating thereto and the Collateral, have been taken and completed. The Seller will not make any change to its corporate name or use any tradenames, fictitious names, assumed names or "doing business as" names other than those described in Schedule III, unless prior to the effective date of any such name change or use, the Seller delivers to the Agent such executed financing statements as the Agent may request to reflect such name change or use, together with such other documents and instruments as the Agent may reasonably request in connection therewith. The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request in order to perfect, protect or more fully evidence the interests of the Owners in the Receivables, the Related Security (excluding Security Deposits) relating thereto, Collections relating thereto and the Collateral, or to enable any of them or the Agent to exercise or enforce any of their respective rights hereunder. Without limiting the generality of the foregoing, the Seller will upon the request of the Agent execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate or as the Agent may request. The Seller hereby authorizes the Purchaser to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables, the Related Security, the Collections and the Collateral now existing or hereafter arising without the signature of the Seller where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Receivables, the Related Security and Collections relating thereto and the Collateral (or, in each case, any part thereof) shall be sufficient as a financing statement. The Seller shall, upon the request of the Agent at any time after a Transition Event and at the Seller's expense, notify the Obligors of Receivables, or any of them, of the Owners' interests therein.
If the Seller fails to perform any of its agreements or obligations under this Section 6.09, the Agent may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Seller upon the Agent's demand therefor. For purposes of enabling the Agent to exercise its rights described in the preceding sentence and elsewhere in this Article VI, the Seller and the Owners hereby authorize the Agent to take any and all steps in the Seller's name and on behalf of the Seller and the Owners necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections and enforcing rights with respect to such Receivables and any related contracts. In addition, to the extent that any Receivables Interest is intended to be or is likely to be outstanding five years or more after the date of this Agreement, the Seller shall provide, within six months (but not later than the 30th day) prior to the expiration of such five year period (and, if applicable, each subsequent five year period), or more frequently as the Agent reasonably deems advisable, an opinion of counsel to the Seller as to the continuing validity and perfection of the Agent's and the Owners' interests in the Receivables and the Related Security (excluding Security Deposits) and Collections relating thereto.

SECTION 6.10. Obligations of the Seller with Respect to Receivables. The Seller will cause WMECO to (a) at its expense, regardless of any exercise by the Agent or any Owner of its rights hereunder, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any contracts or other agreements related to the Receivables to the same extent as if the Receivables had not been sold under the Purchase and Sale Agreement and the Percentage Interests had not been sold hereunder and (b) pay when due any taxes (other than Excluded Taxes), including without limitation, sales and excise taxes, payable in connection with the Receivables. In no event shall the Agent or any Owner have any obligation or liability with respect to any Receivables or related contracts, if applicable, nor shall any of them be obligated to perform any of the obligations of the Seller or WMECO thereunder. The Seller and the Servicer will timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Receivable and any related contract. Neither the Seller nor the Servicer will make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the credit quality, enforceability or collectibility of any Receivable.

ARTICLE VII
EVENTS OF TERMINATION

SECTION 7.01. Events of Termination. If any of the following events ("Events of Termination") shall occur:

(a) (i) The Servicer (if other than the Agent) shall fail to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (ii) of this Section 7.01(a)) and such failure shall remain unremedied for five Business Days after written notice thereof shall have been given by the Agent to the Servicer or (ii) the Servicer (if other than the Agent), WMECO or the Seller shall fail to make any payment or deposit to be made by it hereunder when due; or

(b) Any representation or warranty made or deemed to be made by either the Seller, WMECO or the Servicer (or any of its respective officers) under or in connection with this Agreement or any other Transaction Document or any Investor Report or other information or report delivered pursuant hereto shall prove to have been false or incorrect in any material respect when made or deemed to have been made and shall not have been remedied for a period of five Business Days after written notice thereof shall have been given by the Agent to the Seller; or

(c) WMECO shall fail to perform or observe any term, covenant or agreement contained in the Transaction Documents on its part to be performed or observed and such failure shall continue unremedied for five Business Days after written notice thereof shall have been given by the Agent to WMECO; or

(d) The Seller or the Servicer shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for five Business Days after written notice thereof shall have been given by the Agent to the Seller or the Servicer; or

(e) The Seller or WMECO shall fail to pay any principal of or premium or interest on any Debt (which, in the case of WMECO, is in an aggregate amount exceeding $10,000,000), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

(f) Any purchase of a Percentage Interest or reinvestment of Collections shall for any reason, except to the extent permitted by the terms hereof, cease to create a valid and perfected first priority undivided percentage ownership interest to the extent of such Percentage Interest in each Receivable and the Related Security (excluding Security Deposits) and Collections with respect thereto, or any other Adverse Claim shall attach to any Receivables, Related Security or Collections and, provided that the attachment of any such Adverse Claim securing payment of taxes, assessments or governmental charges shall not constitute an Event of Termination unless it shall remain outstanding for fifteen days; or

(g) (i) The Seller, WMECO or the Servicer (if other than the Agent) shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, WMECO or the Servicer (if other than the Agent) seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or
(ii) the Seller, WMECO or the Servicer (if other than the Agent) shall take any corporate action to authorize any of the actions set forth in clause (i) above in this Section 7.01(g); or

(h) The Loss-to-Liquidation Ratio for any month shall exceed 6.75%, or the average Loss-to-Liquidation Ratio for any six consecutive months shall exceed 5.25%, or the Delinquency Ratio for any month shall exceed 6.25%, or the Gross Charge-Off Ratio for any month shall exceed 2.50%, or the average Dilution Ratio for any three consecutive months shall exceed 1.00%, or the Weighted Average Maturity for any month shall exceed 60.0 days; or

(i) WMECO's senior secured debt shall not be rated at least the Required Rating, or there shall have occurred any event which has a Material Adverse Effect; or

(j) (i) A regulatory, tax or accounting body has ordered that the activities of the Purchaser or any Affiliate of the Purchaser contemplated hereby be terminated or (ii) as a result of any other event or circumstance, the activities of the Purchaser contemplated hereby may reasonably be expected to cause the Purchaser, the financial institution then acting as the administrator or the manager for the Purchaser, or any of their respective Affiliates to suffer materially adverse regulatory, accounting or tax consequences; or

(k) the Purchaser shall be unable to issue Commercial Paper Notes for sixty consecutive days; or

(l) Any Event of Default under (and as defined in) either of the Liquidity Agreements shall occur or a Liquidity Facility Termination Date shall have occurred; or

(m)  The Coverage Ratio shall be less than 102% for two Business Days; or

(n)  A Change of Control shall occur; or

(o)  a Servicer Default shall have occurred; or

(p) WMECO or the Seller shall have given notice that it desires to terminate the Purchase and Sale Agreement pursuant to Section 8.1 thereof, or the Purchase and Sale Termination Date shall otherwise occur; or

(q) Any litigation (including, without limitation, derivative actions), arbitration proceedings or governmental proceedings is pending against the Seller, the Receivables or the Related Security, which has a reasonable likelihood of having an adverse determination that would have a Material Adverse Effect;

then, and in any such event, the Agent may, or at the direction of the Required Owners shall, by notice to the Seller declare the Termination Date to have occurred, except that, in the case of any event described in clause
(i) of Section 7.01(g), above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent and the Owners shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative.

ARTICLE VIII
THE AGENT

SECTION 8.01. Authorization and Action. Each Owner hereby accepts the appointment of and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. In addition, each of the Owners and the Agent acknowledge that the Purchaser has entered into the Security Agreement pursuant to which certain rights of the Purchaser hereunder were pledged to the Collateral Trustee, and the Agent hereby agrees to take, or refrain from taking, such actions under or in connection with this Agreement as the Collateral Trustee shall from time to time direct in accordance with the terms of the Security Agreement. Notwithstanding anything contained herein to the contrary, the Agent shall not be required to take any action which exposes it to personal liability or which is contrary to this Agreement or to applicable law. The Agent agrees to give (i) to each Owner, prompt notice of each notice given to it by the Seller, or by it to the Seller, pursuant to the terms of this Agreement and
(ii) to the Collateral Trustee, prompt notice of the occurrence hereunder of any Event of Termination or the Termination Date. The appointment and authority of the Agent hereunder shall terminate on the Collection Date. The Agent hereby further acknowledges that to the extent it receives or holds any funds or other amounts or property to which the Purchaser would be entitled, the Agent shall receive and/or hold such funds as agent for the Collateral Trustee under and in accordance with the Security Agreement. Notwithstanding anything to the contrary, the Collateral Trustee is an intended beneficiary of the provisions of this Section 8.01, and no amendment, supplement or other modification to this Section which would adversely affect the interest of the Collateral Trustee under this Section shall be effective without the Collateral Trustee's consent.

SECTION 8.02. UCC Filings. The Owners, WMECO and the Seller expressly recognize and agree that the Agent may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the transfer of the Percentage Interests from the Purchaser to the other Owners, that such listing shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of such Owners and that such listing will not affect in any way the status of such Owners as the beneficial Owners of the Percentage Interests. In addition, such listing shall impose no duties on the Agent other than those expressly and specifically undertaken in accordance with this Article VIII. In furtherance of the foregoing, each Owner shall be entitled to enforce its rights created under this Agreement without the need to conduct such enforcement through the Agent except as provided herein.

SECTION 8.03. Agent's Reliance, Etc. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to any Owner for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Receivables as Servicer pursuant to
Article VI), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Agent: (i) may consult with legal counsel (including counsel for the Seller), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Owner and shall not be responsible to any Owner for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Seller or to inspect the property (including the books and records) of the Seller; (iv) shall not be responsible to any Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement, or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 8.04. Agent and Affiliates. To the extent that the Agent or any of its Affiliates shall become an Owner hereunder, the Agent or such Affiliate, in such capacity, shall have the same rights and powers under this Agreement as would any Owner hereunder and may exercise the same as though it were not the Agent. The Agent and its Affiliates may generally engage in any kind of business with the Seller or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Obligor or any of their respective Affiliates, all as if it were not the Agent hereunder and without any duty to account therefor to the Owners.

SECTION 8.05. Purchase Decision. The Purchaser acknowledges that it has, independently and without reliance upon the Agent or any other Owner and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase Percentage Interests hereunder. Each Owner acknowledges and agrees that it will, independently and without reliance upon the Agent, the Purchaser or any other Owner, and based on such documents and information as it shall deem appropriate at the time, make its own decisions in taking or not taking action under or in connection with this Agreement.

SECTION 8.06. Indemnification. Each Owner agrees to indemnify the Agent (to the extent not reimbursed by the Seller or the Servicer), ratably according to its share of the aggregate outstanding Purchase Price of all Percentage Interests from time to time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement; provided, however, that an Owner shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Agent's gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Owner agrees to reimburse the Agent, ratably according to its share of the aggregate outstanding Purchase Price of all Percentage Interests from time to time, promptly upon demand, for any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement. The Agent hereby agrees that any amount owing to it by the Purchaser pursuant to this Section 8.06 shall not be due and payable until the earliest date on which the Agent would be entitled to initiate proceedings of the type described in Section 10.08 against the Purchaser, it being understood, however, that the Purchaser may at any time prepay any amount owing to the Agent pursuant to this Section 8.06. The indemnities contained in this Section 8.06 shall be continuing and shall survive the termination of this Agreement.

SECTION 8.07. Successor Agent. The Agent may resign at any time by giving thirty days' notice thereof to the Owners, the Seller and the Servicer. Upon any such resignation, the Owners shall have the right to appoint a successor Agent approved by the Seller (which approval will not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Owners and accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Owners, appoint a successor Agent approved by the Seller (which approval will not be unreasonably withheld or delayed), which successor Agent shall be (a) either (i) a commercial bank having a combined capital and surplus of at least $1,000,000,000 or (ii) an Affiliate of such an institution and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VIII (including, without limitation, the indemnities set forth in Section 8.06) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

ARTICLE IX
INDEMNIFICATION

SECTION 9.01. Indemnities by the Seller. Without limiting any other rights which the Agent, any Owner or any of their respective Affiliates may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Agent, each Owner, and each of their respective Affiliates from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the ownership of Percentage Interests or in respect of any Receivable or any related contract, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of the Agent, such Owner or such Affiliate, (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (iii) Excluded Taxes. Without limiting the foregoing, the Seller shall indemnify the Agent, each Owner and each of their respective Affiliates for Indemnified Amounts relating to or resulting from:

(i) the transfer of an ownership interest in any Receivable to any Person other than the Purchaser;

(ii) reliance on any representation or warranty made or deemed made by the Servicer (so long as the Servicer is WMECO or an Affiliate of WMECO), WMECO or the Seller (or any of their officers) under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(iii) the failure by the Servicer (so long as the Servicer is WMECO or an Affiliate of WMECO), WMECO or the Seller to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any applicable law, rule or regulation with respect to any Receivable, the related contract, if any, or the Related Security, or the nonconformity of any Receivable, the related contract, if any, or the Related Security with any such applicable law, rule or regulation;

(iv) the failure to vest and maintain vested in each Owner or to transfer to each Owner, legal and equitable title to and ownership of, an undivided percentage ownership interest, to the extent of each Percentage Interest owned by it hereunder, in the Receivables, together with all Collections and Related Security relating thereto, free and clear of any Adverse Claim whether existing at the time of the purchase of such Percentage Interest or at any time thereafter;

(v) the failure of the Coverage Ratio to equal or exceed 102% at all times on or prior to the Termination Date;

(vi) the failure of WMECO or the Seller to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or Related Security, whether at the time of any purchase of a Percentage Interest or at any subsequent time;

(vii) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related contract, if any, not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(viii) any failure of the Seller, WMECO or the Servicer (so long as the Servicer is WMECO or an Affiliate of WMECO) to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or to perform its duties under any contracts related to the Receivables;

(ix) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable, related contract or Related Security; or

(x) the failure to pay when due any taxes (other than Excluded Taxes), including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables; or

(xi) any repayment by the Agent or any Owner of any amount previously distributed in reduction of Purchase Price which the Agent or such Owner believes in good faith is required to be made; or

(xii) the commingling of Collections of Receivables at any time with other funds (including without limitation any commingling in the Collection Account that occurs notwithstanding the Seller's commercially reasonable efforts to prevent it); or

(xiii) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Percentage Interests or in respect of any Receivable, Related Security or related contract, if any; or

(xiv) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller, WMECO or the Servicer to qualify to do business or file any notice of business activity report or any similar report; or

(xv) any failure of the Seller to give reasonably equivalent value to WMECO in consideration of the purchase by the Seller from WMECO of any Receivable, or any attempt by any Person to void any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

(xvi) any claim involving environmental liability that relates to any property that has been, is now or hereafter will be owned, leased, operated or otherwise used by Seller, WMECO or the Servicer.

Any amounts subject to the indemnification provisions of this Section 9.01 shall be paid by the Seller to the Agent within two Business Days following the Agent's written demand therefor.

SECTION 9.02 Indemnities by WMECO. Without limiting any other rights which the Agent, any Owner or any of their respective Affiliates may have hereunder or under applicable law, WMECO (in its capacity as the parent of Seller and as Servicer) hereby agrees to indemnify the Agent, each Owner, and each of their respective Affiliates from and against all Indemnified Amounts awarded against or incurred by any of them arising out of or as a result of any of the following:

(i) reliance on any representation or warranty made or deemed made by the Servicer (or any of their officers) under or in connection with this Agreement or any other Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by the Servicer to comply with the term, provision or covenant contained in this Agreement, any other Transaction Document or any other agreement executed in connection with this Agreement, or with any applicable law, rule or regulation with respect to any Receivable, the related contract, if any, or the Related Security, or the nonconformity of any Receivable, the related contract, if any, or the Related Security with any such applicable law, rule or regulation;

(iii) the failure to vest and maintain vested in each Owner or to transfer to each Owner, legal and equitable title to and ownership of, an undivided percentage ownership interest, to the extent of each Percentage Interest owned by it hereunder, in the Receivables, together with all Collections and Related Security relating thereto, free and clear of any Adverse Claim whether existing at the time of the purchase of such Percentage Interest or at any time thereafter;

(iv) the failure of the Coverage Ratio to equal or exceed 102% at all times on or prior to the Termination Date;

(v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables or Related Security, whether at the time of any purchase of a Percentage Interest or at any subsequent time;

(vi) any failure of the Servicer to perform its duties or obligations under any contracts related to the Receivables;

(vii) the commingling of Collections of Receivables at any time with other funds (including without limitation any such commingling that occurs in the Collection Account that occurs notwithstanding the Servicer's commercially reasonable efforts to prevent it); or

(viii) the failure of a Lock-Box Bank or the bank at which the Collection Account is maintained (if other than Union Bank of Switzerland) to remit any amounts held in the Lock-Box Account or Collection Account, as the case may be, pursuant to the instructions of the Servicer, the Seller or the Agent, whether by reason of the exercise of set-off rights or otherwise.

Any amounts subject to the indemnification provisions of this Section 9.02 shall be paid by the Servicer to the Agent within two Business Days following the Agent's demand therefor.

ARTICLE X
MISCELLANEOUS

SECTION 10.01. Amendments and Waivers. (a) Except as provided in Section 10.01(b), no amendment or modification of any provision of this Agreement shall be effective without the written agreement of WMECO, the Seller, the Agent, the Required Owners and, to the extent expressly required pursuant to
Section 8.01, the Collateral Trustee, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Seller shall be effective without the written concurrence of the Agent and the Required Owners. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Notwithstanding the provisions of Section 10.01(a), (i) the written consent of each Owner shall be required for any amendment, modification or waiver (A) reducing the Purchase Price of, or the Yield on, the Percentage Interests for any Purchase Period, (B) postponing any date for any payment of the Purchase Price of, or the Yield on, the Percentage Interests for any Purchase Period, (C) reducing the percentage specified in the definition of "Required Owners" or (D) modifying the provisions of this Section 10.01, (ii) the written consent of the Purchaser shall be required for any amendment, modification or waiver increasing the Purchase Limit or reducing any fees or other amounts payable to the Purchaser hereunder for its own account, and
(iii) the written consent of the Agent shall be required for any amendment, modification or waiver of any provision of this Agreement affecting the indemnities to, or the rights, duties and obligations of, the Agent or reducing any fees or other amounts payable to the Agent hereunder for its own account.

SECTION 10.02. Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or specified in such party's Assignment and Acceptance or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, three days after being deposited in the United States mails, first class postage prepaid, (b) notice by overnight courier, one Business Day after being deposited with a national overnight courier service, (c) notice by telex, when telexed against receipt of answerback, or (d) notice by facsimile copy, when confirmation of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received.

SECTION 10.03. No Waiver; Remedies. No failure on the part of the Agent or any Owner to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04. Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of WMECO, the Seller, the Servicer, the Agent, the Owners and their respective successors and permitted assigns.
This Agreement and each Owner's rights and obligations hereunder and interest herein shall be assignable in whole or in part (including by way of the sale of participation interests therein) by such Owner and its successors and assigns; provided, however, that the Purchaser may only assign its rights and obligations as the "Purchaser" hereunder (as distinguished from its rights and obligations as an "Owner" hereunder), in whole, to another Issuer acceptable to the Purchaser, and, upon such assignment, such assigning Purchaser shall cease to be the Purchaser hereunder. Neither WMECO, the Seller nor the Servicer may assign any of its rights and obligations hereunder or any interest herein without the prior written consent of the Owners and the Agent. The parties to each assignment or participation made pursuant to this Section 10.04 shall execute and deliver to the Agent for its acceptance and recording in its books and records, an Assignment and Acceptance or a participation agreement or other transfer instrument reasonably satisfactory in form and substance to the Agent and the Seller, and which shall provide that the parties thereto agree to be bound by Section
10.12 of this Agreement. Each such assignment or participation shall be effective as of the date specified in the applicable Assignment and Acceptance or other agreement or instrument only after the execution, delivery, acceptance and recording as described in the preceding sentence. The Agent shall notify the Seller of any assignment or participation thereof made pursuant to this Section 10.04. The Purchaser or any Owner may, in connection with any assignment or participation or any proposed assignment or participation pursuant to this Section 10.04, disclose to the assignee or participant or proposed assignee or participant who agrees to abide by the provisions of Section 10.12 any information relating to the Seller and the Percentage Interests furnished to such Owner by or on behalf of the Seller or the Servicer. Notwithstanding the fact that the Purchaser or any Owner, as a result of its having assigned all of its remaining rights, interests, duties and obligations hereunder, shall cease to be the Purchaser or an Owner for purposes hereof, such assigning Purchaser or Owner, as the case may be, shall continue to be entitled to all rights of indemnity and reimbursement from the Seller under this Agreement for any indemnifiable or reimbursable costs, expenses or liabilities incurred or arising out or in connection with such Person's acting as the Purchaser or an Owner under this Agreement.

SECTION 10.05. Term of this Agreement. This Agreement, including, without limitation, each of the Seller's and the Servicer's obligation to observe its respective covenants set forth in Articles V and VI, shall remain in full force and effect until the Collection Date; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by the Seller or the Servicer pursuant to Articles III and IV and the indemnification and payment provisions of Articles IX and Article X shall be continuing and shall survive any termination of this Agreement.

SECTION 10.06. GOVERNING LAW; SUBMISSION TO JURISDICTION. (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE INTERESTS OF THE OWNERS IN THE RECEIVABLES, THE RELATED SECURITY AND THE COLLECTIONS, OR THE REMEDIES HEREUNDER IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(B) EACH OF WMECO, THE SELLER AND THE SERVICER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER INSTRUMENTS, DOCUMENTS OR AGREEMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF WMECO, THE SELLER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

NOTHING IN THIS SECTION 10.06 SHALL AFFECT THE RIGHT OF THE AGENT OR ANY OF THE OWNERS TO BRING ANY ACTION OR PROCEEDING AGAINST WMECO, THE SELLER, THE SERVICER OR ANY OF ITS RESPECTIVE PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 10.07. Costs, Expenses and Taxes. (a) In addition to the rights of indemnification granted to the Agent, the Owners and their Affiliates under
Article IX hereof, the Seller agrees to pay on demand all out-of-pocket costs and expenses of the Purchasers and the Agent incurred in connection with the preparation, execution, delivery, administration (including periodic auditing and amounts paid to any Lock-Box Bank or the bank at which the Collection Account is maintained in respect of disallowed items, fees and charges or for any other reason), amendment, modification or syndication of, or any waiver or consent issued in connection with, this Agreement and the other Transaction Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Purchasers with respect thereto and with respect to advising the Agent and the Purchasers as to their respective rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by the Agent or the Owners in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

(b) In addition, the Seller shall pay on demand any and all commissions (other than Dealer Fees included in the definition of "CP Rate") of placement agents and dealers in respect of Commercial Paper Notes issued to fund the purchase or maintenance of any Percentage Interest and any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents to be delivered hereunder.

(c) In addition, the Seller shall pay on demand all other costs, expenses and taxes (excluding income taxes) incurred by the Purchaser or any general or limited partner or shareholder of the Purchaser ("Other Costs"), including, without limitation, the cost of auditing the Purchaser's books by certified public accountants, the cost of rating the Purchaser's Commercial Paper Notes by independent financial rating agencies, the taxes (excluding income taxes) resulting from the Purchaser's operations, and the reasonable fees and out-of-pocket expenses of counsel for the Purchaser or any counsel for any general or limited partner or shareholder of the Purchaser with respect to (i) advising such Person as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, (ii) the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith or matters relating to the Purchaser's operations, and (iii) advising such Person as to the issuance of the Purchaser's Commercial Paper Notes and acting in connection with such issuance.

SECTION 10.08. No Proceedings. Each of WMECO, the Seller, the Servicer, the Agent and the Owners hereby agrees that it will not institute against, or join any other Person in instituting against, the Purchaser or any subsidiary of the Purchaser any proceedings of the type referred to in clause (i) of
Section 7.01(g) so long as any Commercial Paper Notes or other debt securities issued by the Purchaser or any of its subsidiaries shall be outstanding or there shall not have elapsed one year and one day since the last day on which any such Commercial Paper Notes shall have been outstanding.

SECTION 10.09. Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings other than the fee letters described in Section 2.10(a). Each of WMECO, the Seller and the Servicer acknowledges and agrees that it is not intended to have, and shall not assert, any rights, benefits, causes of action or remedies under or in connection with any instrument, document or agreement to which it is not a party, or any of the transactions contemplated thereby or in respect of any acts or omissions by any of the parties thereto, in each case, whether relating specifically to the transactions contemplated hereby or otherwise, including, without limitation, any Liquidity Agreements.

SECTION 10.10. WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE AGENT, THE OWNERS, WMECO, THE SELLER AND THE SERVICER EACH IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED AND/OR DELIVERED IN CONNECTION HEREWITH OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

SECTION 10.11. Section Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not affect in any way the interpretation of any of the provisions hereof.

SECTION 10.12. Confidentiality. (a) Confidentiality of Agreement Information. Each of WMECO, the Seller and the Servicer agrees to maintain the confidentiality of this Agreement (and all drafts thereof) and not to disclose this Agreement or such drafts to third parties (other than to its directors, officers, employees, accountants or counsel); provided, however, that the Agreement may be disclosed to third parties to the extent such disclosure is:

(i) (A) required in connection with a sale of securities of the Seller, (B) made solely to persons who are legal counsel for the purchaser or underwriter of such securities, and (C) limited in scope to the provisions of Articles V, VII, X and, to the extent defined terms are used in Articles V, VII and X, such terms defined in Article I of this Agreement;

(ii) such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent;

(iii) with respect to information generally available to the public through no fault of WMECO, the Seller or Servicer;

(iv) to any federal or state regulatory authority having jurisdiction over WMECO, the Seller or the Servicer; or

(v) to any other Person to which such delivery or disclosure may be necessary or appropriate (A) in compliance with any law, rule, regulation or order applicable to the Seller or the Servicer, or (B) in response to any subpoena or other legal process.

(b) Confidentiality of Seller Confidential Information. Each of the Purchaser, the Agent and each Owner (each, a "Subject Party") agrees to maintain the confidentiality of the Seller Confidential Information and not to disclose the Seller Confidential Information to third parties (other than to its directors, officers, employees, accountants or counsel); provided, however, that the Seller Confidential Information may be disclosed to third parties to the extent such disclosure is:

(i)  to another Subject Party;

(ii) with respect to information generally available to the public through no fault of such Subject Party;

(iii) to any holder of a Commercial Paper Note (a "Holder") and any placement agent with respect to Commercial Paper Notes, or in the case of general information regarding the nature, basic terms and status of the Purchaser's commercial paper program (including, without limitation, the amount and nature of the Purchase Limit, the Percentage Interests, the nature of the Receivables, the nature and amount of the required reserves and the performance of the Receivables pool), to any prospective Holder;

(iv) to any party providing credit enhancement or liquidity facilities or any other facilities to any of the Owners, any proposed assignee or transferee of a Percentage Interest or any part thereof;

(v) to any federal or state regulatory authority having jurisdiction over the Purchaser, any Owner or the Agent;

(vi) to any internationally recognized rating agency in connection with the rating by such agency of an Owner; or
(vii) to any other Person to which such delivery or disclosure may be necessary or appropriate (A) in compliance with any law, rule, regulation or order applicable to the Purchaser, any Owner or the Agent, (B) in response to any subpoena or other legal process, or (C) in order to protect or enforce an Owner's investment in the Percentage Interests.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


WMECO RECEIVABLES CORPORATION,
  as the Seller



By:  s/s Robert C. Aronson
  Title:  Assistant Treasurer

  107 Selden Street
  Berlin, CT  06037
  Facsimile No.:    (860) 665-5457
  Confirmation No.: (860) 665-5317
  Attention:        David McHale
               Assistant Treasurer


WESTERN MASSACHUSETTS ELECTRIC COMPANY



By:  s/s  David R. McHale
  Title:  Assistant Treasurer

  174 Brush Hill Avenue
  West Springfield, Massachusetts
  Facsimile No.:    (413) 787-9363
  Confirmation No.: (413) 785-2293
  Attention:        David McHale
               Assistant Treasurer

With a copy to:

  107 Selden Street
  Berlin, CT  06037
  Facsimile No.:    (860) 665-5457
  Confirmation No.: (860) 665-3249
  Attention:        David McHale
              Assistant Treasurer


UNION BANK OF SWITZERLAND,
  NEW YORK BRANCH, as Agent


By:  s/s Rick Persaud
  Title:  Assistant Vice President


By:  s/s Marino Zenios
  Title:  Vice President
          Corporate & Institutional Banking

299 Park Avenue
New York, New York  10171
Attention: Asset Securitization Group-
           J. Fred Moore
Facsimile No.:    (212) 821-3890
Confirmation No.: (212) 821-3294


MONTE ROSA CAPITAL CORPORATION,
  as the Purchaser
By:  Union Bank of Switzerland, New York
Branch, as its attorney-in-fact


By  s/s James F. Moore
  Title:  Assistant Treasurer


By  s/s Desmond Deis
  Title:  Assistant Treasurer


c/o Union Bank of Switzerland,
            New York Branch
299 Park Avenue
New York, New York  10171
Attention:  Asset Securitization Group-
             J. Fred Moore
Facsimile No.:    (212) 821-3890
Confirmation No.: (212) 821-3294

SCHEDULE I

CONDITION PRECEDENT DOCUMENTS


As required by Section 3.01 of the Agreement, each of the following items must be delivered to the Agent prior to the date of the initial purchase of a Percentage Interest:

(a) A copy of this Agreement duly executed by the Seller, WMECO, the Servicer, the Purchaser and the Agent;

(b) a copy of each other Transaction Document executed by the parties hereto;

(c) Separate certificates of the Secretary or Assistant Secretary of the Seller and the Clerk or Assistant Clerk of WMECO, certifying (i) the names and true signatures of the incumbent officers of the Seller or WMECO, as the case may be, authorized to sign this Agreement and the other documents to be delivered by it hereunder (on which certificates the Agent and the Owners may conclusively rely until such time as the Agent shall receive from the Seller or WMECO, as the case may be, a revised certificate meeting the requirements of this paragraph (b)), (ii) that the copy of the certificate of incorporation of the Seller or WMECO, as the case may be, attached thereto is a complete and correct copy and that such certificate of incorporation has not been amended, modified or supplemented and is in full force and effect,
(iii) that the copy of the by-laws of the Seller or WMECO, as the case may be, attached thereto is a complete and correct copy and that such by-laws have not been amended, modified or supplemented and are in full force and effect, (iv) the resolutions of the Seller's or WMECO's, as the case may be, board of directors approving and authorizing the execution, delivery and performance by the Seller or WMECO, as the case may be, of this Agreement and the documents related thereto and (v) in the case of such certificate of the Clerk or Assistant Clerk of WMECO, that the copy of its servicing agreement with Northeast Utilities Service Company attached thereto is a complete and correct copy and that such agreement has not been amended, modified or supplemented and is valid, enforceable and in full force and effect;

(d) Articles/Certificate of Incorporation of each of the Seller and WMECO, certified by the Secretary of State of the state of its incorporation no more than 20 days prior to the effective date of this Agreement.

(e) Good standing certificates for each of the Seller and WMECO issued by the Secretary of State of the state of its incorporation, and dated no more than 20 days prior to the effective date of this Agreement;

(f) Acknowledgment copies of proper financing statements (the "Facility Financing Statements"), dated a date reasonably near to the date of the initial purchase of Percentage Interests, (i) describing the Receivables, the Related Security and Collections relating thereto and the assets described in
Section 1.7 of the Purchase and Sale Agreement and naming WMECO as the seller/debtor, the Seller as buyer/secured party and the Purchaser as assignee, and (ii) describing the assets included in the definition of Percentage Interest or Section 2.16 and naming the Seller as debtor and the Purchaser as secured party, or other, similar instruments or documents, as may be necessary or, in the opinion of the Agent or any Owner, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Owners' interests in all Receivables and Related Security;

(g) A pay out letter and related releases (excluding proper financing statements) with respect to the September, 1996 securitization transaction between WMECO, the Purchaser and the Agent; and acknowledgment copies of proper financing statements, if any, necessary to release all other security interests and other rights of any Person in the Receivables and Related Security previously granted by the Seller or WMECO;

(h) Certified copies of requests for information or copies (or a similar search report certified by a party acceptable to the Agent), dated a date reasonably near to the date of the initial purchase of Percentage Interests, listing all effective financing statements (including the Facility Financing Statements) which name the Seller or WMECO (under its present name and any previous name) as debtor and which are filed in the jurisdictions in which the Facility Financing Statements were filed, together with copies of such financing statements (none of which, other than the Facility Financing Statements, shall cover any Receivables, Related Security, Collections or other Collateral);

(i) An officer's certificate, dated the date of such initial purchase, in the form of Exhibit F, executed by an appropriate officer of WMECO;

(j) An opinion of internal counsel to WMECO, in substantially the form of Exhibit E-1 and as to such other matters as the Agent may reasonably request;


(k) Opinions of outside counsel to WMECO, in substantially the form of Exhibit E-2 and as to such other matters as the Agent may reasonably request;

(l) An opinion of counsel to the Seller, in substantially the form of Exhibit E-3 and as to such other matters as the Agent may reasonably request;

(m) A copy of each of the Liquidity Agreements related to this Agreement, executed by each of the Liquidity Lenders thereunder, the Purchaser and UBS, as the Liquidity Agent, together with all other instruments, documents and agreements required to be delivered thereunder;

(n)  [Intentionally Deleted]

(o) The Public Disclosure Documents and such other financial reports as may be requested by the Agent or the Purchaser;

(p) Letters from both Standard & Poor's and Moody's, confirming that the execution and delivery of this Agreement will not cause the ratings of the Purchaser's commercial paper notes to be reduced or withdrawn;

(q) A Bank Notice, executed by the Purchaser and the bank at which the Collection Account is maintained, evidencing the Collection Account opened in the name of the Purchaser and complying with all of the other requirements of
Section 6.08; and a written agreement of each payment intermediary, executed for the benefit of the Owners, pursuant to which such payment intermediary agrees to transfer Collections received in the Payment Centers to the Collection Account each day;

(r) An Investor Report, dated as of the Cut-Off date immediately preceding such initial purchase;

(s) A copy of the Credit and Collection Policy, certified by an appropriate officer of the Company as correct and complete;

(t) A certification from an appropriate officer of WMECO (which may be combined with the certificate described in clause (i) above) (i) as to the execution and delivery by each of the parties thereto of the Purchase and Sale Agreement and all documents, agreements and instruments contemplated thereby (which evidence shall include copies, either original or facsimile, of each of such documents, instruments and agreements), (ii) that each of the conditions precedent to the execution and delivery of the Purchase and Sale Agreement has been satisfied to the Agent's satisfaction, (iii) that WMECO shall have contributed not less than $5,000,000 to the capital of Seller, including a pro forma balance sheet of Seller as of the date of the proposed initial purchase hereunder, certified to be true and correct by an executive officer of Seller, and (iv) that the initial purchases under the Purchase and Sale Agreement have been consummated;

(u) A certificate from an officer of the Seller (in form satisfactory to the Agent) to the effect that the Trigger Conditions (as defined on the Purchase and Sale Agreement) do not exist after giving effect to the occurrences described in clause (t) above; and

(v) A copy, certified as true and complete by an appropriate officer of WMECO, of the authorizations granted the Securities and Exchange Commission and the Massachusetts Department of Public Utilities with respect to the transactions contemplated by the Transaction Documents.


SCHEDULE II


[INTENTIONALLY OMITTED]


SCHEDULE III

TRADENAMES, FICTITIOUS NAMES AND "DOING BUSINESS AS" NAMES


NONE


SCHEDULE IV


LOCATIONS OF SELLER'S AND WMECO'S CHIEF EXECUTIVE OFFICE AND
PRINCIPAL PLACE OF BUSINESS AND
LOCATIONS OF BOOKS AND RECORDS


I.   Seller

107 Selden Street
Berlin, Connecticut  06037

II.  WMECO

Executive Office Address:

174 Brush Hill Avenue
West Springfield, Massachusetts  01090-0010

Principal Administrative Office Address:

107 Selden Street
Berlin, Connecticut  06037

Processing Office Address:

176 Cumberland Avenue
Wethersfield, Connecticut  06109


EXHIBIT A


FORM OF ASSIGNMENT AND ACCEPTANCE


This ASSIGNMENT AND ACCEPTANCE, dated           . 19     , is by and between

        , a            ("Assignor"), and            ("Assignee").

Reference is made to the Receivables Purchase Agreement, dated as of May 22, 1997 (the "Receivables Purchase Agreement"), among Western Massachusetts Electric Company, WMECO Receivables Corporation, Monte Rosa Capital Corporation and Union Bank of Switzerland, New York Branch (the "Agent"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Receivables Purchase Agreement.

The Assignor hereby sells, assigns, transfers and conveys to the Assignee all of its right, title and interest in, to and under

                         1 (the "Transferred Percentage Interests") in
accordance with Section 10.04 of the Receivables Purchase Agreement.

From and after the date hereof, the Assignee shall have all of the rights, and be subject to all of the obligations, of the Assignor with respect to the Transferred Percentage Interests. The Agent shall be informed by both the Assignor and the Assignee of such assignment, and shall duly so note on its records; provided, however, that the failure of the Agent duly to so note shall not void or otherwise impair this Assignment and Acceptance or limit the Assignee's obligations under the Receivables Purchase Agreement with respect to the Transferred Percentage Interests.

Without limiting the foregoing, the Assignee shall be bound by the provisions of Section 10.12 of the Receivables Purchase Agreement.

THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE RECEIVABLES PURCHASE AGREEMENT AND THE INTERNAL LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be duly executed and delivered as of the date first above written.


[ASSIGNOR]



By:
Name:
Title:



[ASSIGNEE]


By:
Name:
Title:


1    [Specify Percentage Interest, or portion thereof, being assigned]


 EXHIBIT B


METHODOLOGY RE:  UNBILLED RECEIVABLES


Total monthly generation ("MWHR") less a loss factor of around 8% (currently adjusted annually according to business practices) plus prior months unbilled MWHRs minus the current months billings in MWHRs equals the current months unbilled MWHRs. The unbilled MWHRs are allocated by class of customer (Residential, Commercial, Industrial and Street lights) based on actual MWHRs billed by class and then an average price per MWHR, which is calculated based on actual revenues by class divided by actual sales in MWHRs by class, is applied.


EXHIBIT C-1


FORM OF BANK NOTICE FOR LOCK-BOX BANK



[Letterhead of the WMECO]


          , 19



[Name and Address of Bank]

Re:  Western Massachusetts Electric Company
Lock-Box No.
Account No.

Gentlemen:

We hereby notify you that we have transferred exclusive ownership and control
of our lock-box number            (the "Lock-Box") and the corresponding
account number            (the "Account") maintained with you to Union Bank
of Switzerland, New York Branch, 299 Park Avenue, New York, New York 10171 (the "Agent").

We hereby irrevocably instruct you to collect the monies, checks, instruments and other items of payment mailed to the Lock-Box and deposit into the Lock-Box Account all such monies, checks, instruments and other items of payment (unless otherwise instructed by the Agent), and to make all payments to be made by you out of or in connection with the Account directly to Union Bank of Switzerland, New York Branch, 299 Park Avenue, New York, New York
10171, account number           , for the account of the Agent, unless you
have received contrary instructions from the Agent. If you have received such contrary instructions, you shall be required to make such payments in accordance with such instructions.

We also hereby notify you that the Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lock-Box and the Account, including, without limitation, the right to specify when payments are to be made out of or in connection with the Lock-Box and the Account. The monies, checks, instruments and other items of payment mailed to the Lock-Box and the funds deposited into the Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Agent.

Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below on two copies hereof sent herewith and send one such signed copy to the Agent, at its address referred to above,
Attention: Asset Securitization Group, and send the other signed copy to the
undersigned at its address at           , Attention:           .

Very truly yours,

WESTERN MASSACHUSETTS ELECTRIC COMPANY



By  s/s
        Title:
Agreed and acknowledged:

[NAME OF BANK]



By  s/s
    Title:


EXHIBIT C-2


FORM OF BANK NOTICE FOR BANK
AT WHICH THE COLLECTION ACCOUNT IS MAINTAINED



[Letterhead of the Purchaser]


          , 19





[Name and Address of Bank]


Re: Union Bank of Switzerland, as agent (the "Agent") under the Receivables Purchase Agreement, dated as of May 22, 1997, among WMECO Receivables Corporation, Western Massachusetts Electric Company ("WMECO"), Monte Rosa Capital Corporation (the "Purchaser") and the Agent.


Gentlemen:

By your execution of this letter (where indicated below) you confirm that the Purchaser has exclusive ownership and control of account number
(the "Account") maintained with you.

We hereby instruct you to transfer all available funds in the Account on each
business day to WMECO's account number          at          , unless you have
received contrary instructions from the Purchaser or the Agent, on behalf of the Purchaser. If you have received such contrary instructions, you shall be required to transfer funds in the Account only in accordance with such instructions.

You also hereby confirm that the Purchaser or the Agent, on behalf of the Purchaser, shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Account, including, without limitation, the right to specify when payments are to be made out of or in connection with the Account. The funds deposited into the Account will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Purchaser.

Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below on two copies hereof sent herewith and send one such signed copy to WMECO, at its address at 107 Selden Street, Berlin, Connecticut 06037, Attention: David McHale, and send the other signed copy to the undersigned, care of the Agent at the Agent's address at 299 Park Avenue, New York, New York 10171, Attention: Asset Securitization Group.

Very truly yours,

MONTE ROSA CAPITAL CORPORATION
By:  Union Bank of Switzerland, New York Branch, as its attorney-in-fact


By  s/s
       Title:


By  s/s
       Title:


Agreed and acknowledged:

[NAME OF BANK]



By  s/s
    Title:


EXHIBIT D


FORM OF INVESTOR REPORT


Attached.


EXHIBIT E-1

FORMS OF OPINIONS OF INTERNAL COUNSEL FOR WMECO


ATTACHED


 EXHIBIT E-2

FORM OF OPINION OF OUTSIDE COUNSEL FOR WMECO


ATTACHED


EXHIBIT E-3


FORM OF OPINION OF OUTSIDE COUNSEL FOR THE SELLER


ATTACHED


OFFICER'S CERTIFICATE


I,           ,            of Western Massachusetts Electric Company, a
Massachusetts corporation ("WMECO") hereby certify pursuant to Section 3.01 and Schedule I(i) of the Receivables Purchase and Sale Agreement, dated as of May 22, 1997, among WMECO, as initial Servicer, WMECO Receivables Corporation ("WRC"), as Seller, Monte Rosa Capital Corporation, as Purchaser ("MRCC"), and Union Bank of Switzerland, New York Branch, as Agent (the "Receivables Purchase Agreement") (capitalized terms used but not defined herein have the meanings set forth in the Receivables Purchase Agreement), that, on the date hereof:

(a)  the representations and warranties contained in Section 4.01 and Section
4.02 of the Receivables Purchase Agreement are true and correct in all material respects on the date hereof, except to the extent that such representations relate solely to an earlier date (in which case, such representations and warranties were true and correct in all material respects and as of such date),

(b) the conditions precedent to the initial purchase under the Receivables Purchase Agreement, as listed in Schedule I (per Section 3.01) of the Receivables Purchase Agreement, have been performed or complied with on or before the date hereof,

(c) no event has occurred and is continuing, or would result from the purchase from WMECO by MRCC of Percentage Interests under the Receivables Purchase Agreement, that would: (i) cause the Termination Date to occur or
(ii) constitute an Event of Termination or would constitute an Event of Termination but for the requirement that notice be given or time elapse or both,

(d) except as disclosed in the Public Disclosure Documents, since December 31, 1996, there has been no material adverse change in the operations or consolidated financial condition of the Parent or WMECO from that shown in the financial statements described in Section 4.01 of the Receivables Purchase Agreement,

(e) the Collection Account, which is maintained in the name of the Purchaser, complies with the requirements of Section 6.08 of the Receivables Purchase Agreement,


(f) WMECO holds all of the issued and outstanding shares of WRC and has contributed at least $5,000,000 (in the form of Receivables) to WRC as capital. Attached hereto is a pro forma balance sheet of the Seller after giving effect to the initial funding under the Receivables Purchase Agreement,

(g) attached hereto is a correct and complete copy of the Credit and Collection Policy,

(h) the Trigger Conditions do not exist and will not result from WMECO's sale and contribution of Receivables to WRC on the Initial Closing Date (as defined in the Purchase and Sale Agreement), and

(i) attached hereto are true and complete copies of the authorizations granted by the Securities and Exchange Commission and the Massachusetts Department of Public Utilities with respect to the transactions contemplated by the Transaction Documents.

IN WITNESS WHEREOF, I have signed this certificate as of this 22nd day of May, 1997.


Name:
Title: